UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SYNTHETIC BIOLOGICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

9605 Medical Center Drive, Suite 270
Rockville, MD 20850
(301) 417-4364

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Synthetic Biologics, Inc.:

We hereby notify you that the 2016 Annual Meeting of Stockholders of Synthetic Biologics, Inc., a Nevada corporation, will be held on August 25, 2016 at 9:00 a.m. (Eastern Daylight Time), at our offices located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, for the following purposes:

(1)	to elect the four (4) nominees for director named herein to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified;
(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016;
(3)	to approve an amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan from 8,000,000 to 14,000,000;
(4)	to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;
(5)	to recommend, on an advisory basis, a three year frequency for holding an advisory vote on executive compensation;
(6)	to approve our reincorporation from the State of Nevada to the State of Delaware;
(7)	to approve an adjournment of the Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 6; and
(8)	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. Our Board of Directors has fixed the close of business on June 28, 2016 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of our 2016 Annual Meeting of Stockholders. The list of the stockholders of record as of the close of business on June 28, 2016 will be made available for inspection at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 25, 2016:

THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 ARE AVAILABLE ELECTRONICALLY AT WWW.SYNTHETICBIOLOGICS.COM.

Along with the attached Proxy Statement, we are sending to you our Annual Report on Form 10-K for the year ended December 31, 2015. Such annual report, which includes our audited financial statements, is not to be regarded as proxy solicitation material.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please sign, date, and return the enclosed proxy card in the envelope provided so that your vote will be counted if you later decide not to attend the meeting. No postage is required if the proxy card is mailed in the United States.

By order of the Board of Directors,
/s/ Jeffrey Riley
Chief Executive Officer
Rockville, Maryland
July 6, 2016

TABLE OF CONTENT

Page
PROXY STATEMENT	1
INFORMATION ABOUT VOTING	2
PROPOSAL 1: ELECTION OF DIRECTORS	9
THE NOMINEES	9
DIRECTOR INDEPENDENCE	9
INFORMATION ABOUT THE NOMINEES	10
INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS	12
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	15
BOARD AND COMMITTEE MEETINGS	15
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS	15
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	15
CORPORATE GOVERNANCE	15
DIRECTOR COMPENSATION	16
COMPENSATION COMMITTEE INTERLOCKS	17
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	19
AUDIT FEES AND ALL OTHER FEES	20
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR 2010 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE WILL HAVE AUTHORITY TO GRANT UNDER THE PLAN FROM 8,000,000 TO 14,000,000	21
EQUITY COMPENSATION PLAN INFORMATION	27
PROPOSAL 4: ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION	28
PROPOSAL 5: ADVISORY VOTE ON A THREE YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	29
PROPOSAL 6: APPROVAL OF THE REINCORPORATION OF SYNTHETIC BIOLOGICS FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE	30
PROPOSAL 7: ADJOURNMENT OF THE ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL 6	59
COMPENSATION DISCUSSION AND ANALYSIS	60
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	64
INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS	64
SUMMARY COMPENSATION TABLE	65
OUTSTANDING EQUITY AWARDS AT YEAR-END	66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	71
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	72
AVAILABILITY OF REPORT ON FORM 10-K	72
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS (“HOUSEHOLDING” INFORMATION)	73

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9605 Medical Center Drive, Suite 270
Rockville, MD 20850
(301) 417-4364

PROXY STATEMENT

This Proxy Statement is being furnished to holders of shares of common stock, $0.001 par value per share, of Synthetic Biologics, Inc., a Nevada corporation (“we,” us,” or the “Company”), in connection with the solicitation of proxies on behalf of our Board of Directors for use at our 2016 Annual Meeting of Stockholders to be held on August 25, 2016 at 9:00 a.m. (Eastern Daylight Time), at our offices located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, and at any adjournment or postponement of our 2016 Annual Meeting of Stockholders. The purpose of the 2016 Annual Meeting of Stockholders and the matters to be acted on are stated in the accompanying notice of 2016 Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2016 Annual Meeting of Stockholders.

The notice of our 2016 Annual Meeting of Stockholders, this Proxy Statement, and a proxy card, together with our Annual Report on Form 10-K for the year ended December 31, 2015, are being mailed to our stockholders on or about July 6, 2016. Such annual report, which includes our audited financial statements, is not to be regarded as proxy solicitation material. We will bear the cost of our solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, or facsimile by our directors, officers, or employees, who will receive no additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we will reimburse those custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in doing so.

Our Board of Directors is soliciting votes FOR each of the four (4) nominees for election to our Board of Directors; FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016; FOR approval of an amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant from 8,000,000 to 14,000,000; FOR the approval, on advisory basis, of the compensation of our named executive officers; for the recommendation, on an advisory basis, of a frequency of 3 YEARS for holding an advisory vote on executive compensation; FOR the reincorporation of the Company from the State of Nevada to the State of Delaware; and FOR the adjournment of the 2016 Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposal 6.

INFORMATION ABOUT VOTING

Q:	Why am I receiving these materials?
A:	The Board of Directors is providing these proxy materials to you in connection with our 2016 Annual Meeting of Stockholders, which is scheduled to take place on August 25, 2016. As a stockholder of record as of June 28, 2016, you are invited to attend the 2016 Annual Meeting of Stockholders and to vote on the items of business described in this Proxy Statement.
Q:	What information is contained in these materials?
A:	The information included in this Proxy Statement relates to the proposals to be voted on at the 2016 Annual Meeting of Stockholders, the voting process, the compensation of our directors and executive officers, and other required information.
Q:	What items of business will be voted on at the 2016 Annual Meeting of Stockholders?
A:	The seven items of business scheduled to be voted on at the 2016 Annual Meeting of Stockholders are: (1) the election of our directors; (2) the ratification of BDO USA, LLP as our independent registered public accounting firm; (3) the amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant from 8,000,000 to 14,000,000; (4) the approval, on an advisory basis, of the compensation of our named executive officers; (5) the recommendation, on an advisory basis, of a three year frequency for holding an advisory vote on executive compensation; (6) the reincorporation of the Company from the State of Nevada to the State of Delaware; and (7) the adjournment of the 2016 Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes in favor of the reincorporation of the Company from the State of Nevada to the State of Delaware.
Q:	How does the Board of Directors recommend that I vote?
A:	The Board of Directors recommends that you vote your shares: (1) FOR each of the nominees for election to our Board of Directors named herein; (2) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016; (3) FOR approval of an amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant from 8,000,000 to 14,000,000; (4) FOR the approval, on advisory basis, of the compensation of our named executive officers; (5), FOR the recommendation, on an advisory basis, of a frequency of 3 YEARS for holding an advisory vote on executive compensation; (6) FOR the reincorporation of the Company from the State of Nevada to the State of Delaware; and (7) FOR the adjournment of the 2016 Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes in favor of our reincorporation from the State of Nevada to the State of Delaware.
Q:	What shares can I vote?
A:	You may vote or cause to be voted all shares owned by you as of the close of business on June 28, 2016, the record date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to Mr. Jeffrey Riley, our Chief Executive Officer, and Mr. Steven Shallcross, our Chief Financial Officer, or either of them, or to vote in person at the meeting. The Board of Directors has enclosed a proxy card for stockholders of record to use to grant a voting proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the 2016 Annual Meeting of Stockholders. Since you are not the stockholder of record, however, you may not vote these shares in person at the meeting unless you obtain from the broker or nominee that holds your shares a valid proxy from them giving you the right to vote the shares. Your broker or nominee should have enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares. If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of our independent registered public accounting firm. The uncontested election of directors is no longer considered a routine matter. Therefore, brokers do not have the discretion to vote on the election of directors. If you hold your shares in street name and you do not instruct your broker how to vote in the election of directors and other non-routine matters, as further described below, no votes will be cast on your behalf for the non-routine matters. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

Q:	May I attend the 2016 Annual Meeting of Stockholders?
A:	You are entitled to attend the 2016 Annual Meeting of Stockholders only if you were a stockholder as of the close of business on the record date, June 28, 2016, or you hold a valid proxy for the 2016 Annual Meeting of Stockholders. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares beneficially through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the 2016 Annual Meeting of Stockholders. The 2016 Annual Meeting of Stockholders will begin promptly at 9:00 a.m. (Eastern Daylight Time). Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.
Q:	How can I vote my shares in person at the 2016 Annual Meeting of Stockholders?
A:	You may vote by ballot in person at the 2016 Annual Meeting of Stockholders any shares that you hold as the stockholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a valid proxy giving you the right to vote the shares.
Q:	How can I vote my shares without attending the 2016 Annual Meeting of Stockholders?
A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may, without attending the meeting, direct how your shares are to be voted.

Stockholder of Record — Shares Registered in Your Name: If you are a stockholder of record, in addition to voting in person at the 2016 Annual Meeting of Stockholders, you may vote by proxy through the internet, or vote by proxy using a proxy card. Whether or not you plan to attend the 2016 Annual Meeting of Stockholders, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	Vote by Internet, by going to the web address https://secure.corporatestock.com/vote.php and following the instructions for internet voting shown on your proxy card. Your Internet vote must be received by 12:00 a.m., Eastern Daylight Time, on August 25, 2016 to be counted.
•	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you return your signed proxy card to us before the 2016 Annual Meeting of Stockholders, we will vote your shares as you direct. If you vote by internet or telephone, please do not mail your proxy card.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank: If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received an instruction card containing voting instructions from that organization rather than from us. You will be provided with instructions to vote by internet, vote by telephone or to vote by mailing in your instruction card. Simply follow the voting instructions in the voting instruction card to ensure that your vote is counted.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Q:	Can I change my vote?
A:	You may change your vote at any time prior to the final vote at the 2016 Annual Meeting of Stockholders. For shares held directly in your name, you may accomplish this by: (1) sending a written notice of revocation to our Corporate Secretary at Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850; (2) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (3) granting a subsequent proxy through the internet; or (4) by attending the 2016 Annual Meeting of Stockholders and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Even if you plan to attend the 2016 Annual Meeting of Stockholders, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet so that your vote will be counted if you later decide not to attend the 2016 Annual Meeting of Stockholders.

For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person. You may also change your vote by sending a written notice of revocation to our Corporate Secretary at Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850.

Q:	Can I revoke my proxy?
A:	You may revoke your proxy before it is voted at the 2016 Annual Meeting of Stockholders. To revoke your proxy, notify our Corporate Secretary in writing at Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, or deliver to our Corporate Secretary a duly executed proxy bearing a later date. You may also revoke your proxy by appearing at the 2016 Annual Meeting of Stockholders in person and voting your shares. If you vote by internet, you may also revoke your proxy by granting a subsequent proxy by telephone or internet. Attendance at the 2016 Annual Meeting of Stockholders will not, by itself, revoke a proxy. If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.
Q:	Who can help answer my questions?
A:	If you have any questions about the 2016 Annual Meeting of Stockholders or how to vote or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact our Corporate Secretary at Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850 or by phone at (301) 417-4364.
Q:	How are votes counted?
A	In the election of directors, you may vote FOR all of the four (4) nominees or you may direct your vote to be WITHHELD with respect to any one or more of the four (4) nominees.

With respect to Proposals 2, 3, 4, 6 and 7, you may vote FOR, AGAINST, or ABSTAIN. On these proposals, if you vote ABSTAIN, it has the same effect as a vote AGAINST. For Proposal 5, you may vote for a frequency of 1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN. For this proposal, an ABSTAIN vote will have no effect.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors, namely FOR each of the four (4) nominees for election to our Board of Directors; FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016; FOR approval of an amendment to our 2010 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant from 8,000,000 to 14,000,000; FOR the approval, on advisory basis, of the compensation of our named executive officers; for the recommendation, on an advisory basis, of a frequency of 3 YEARS for holding an advisory vote on executive compensation; FOR the reincorporation of the Company from the State of Nevada to the State of Delaware; and FOR the adjournment of the Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposal 6.

Q:	What is a quorum and why is it necessary?
A:	Conducting business at the Annual Meeting of Stockholders requires a quorum. The presence, either in person or by proxy, of the holders of a majority of our shares of common stock outstanding on June 28, 2016 is necessary to constitute a quorum. On the record date, there were 91,269,586 shares outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2016 Annual Meeting of Stockholders. Abstentions and broker non-votes (which result when your shares are held in “street name” and you do not tell the nominee how to vote your shares and are described in detail below) are treated as present for purposes of determining whether a quorum exists. Broker non-votes are relevant in determining whether a quorum is present at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
Q:	What are Broker-Non-Votes?
A:	Under the rules of the NYSE MKT, LLC (“NYSE MKT”), member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE MKT rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not entitled to vote at the 2016 Annual Meeting of Stockholders with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the 2016 Annual Meeting of Stockholders.

Proposals 1, 3, 4, 5 and 6 are considered a “non-routine” matters. As a result, brokers that do not receive instructions with respect to Proposal 1, 3, 4, 5 or 6 from their customers will not be entitled to vote on such proposal.

Proposals 2 and 7 are considered a “routine” matter. As a result, brokers that do not receive instructions with respect to Proposal 2 from their customers will be entitled to vote on such proposal.

Q:	What is the voting requirement to approve each of the proposals?
A: •	For Proposal 1, which relates to the election of directors, the four (4) nominees receiving the highest number of “FOR” votes (from the holders of votes of shares present in person or represented by proxy at the 2016 Annual Meeting of Stockholders and entitled to vote on the election of directors) will be elected. Only votes FOR or WITHHELD will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote.

•	To be approved, Proposal 2, which relates to the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the year ending December 31, 2016, must receive FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders. Abstentions will have the same effect as an AGAINST vote. Although none are expected to exist in connection with Proposal 2, broker non-votes, if any, will have no effect. This vote is advisory, and therefore is not binding on us, the Audit Committee or our Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
•	To be approved, Proposal 3, which relates to the approval of an increase in the number of shares of common stock that may be granted under our 2010 Stock Incentive Plan, must receive FOR votes from the holders of a majority of the votes cast at the 2016 Annual Meeting of Stockholders. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect.
•	To be approved, Proposal 4, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect. This vote is advisory, and therefore is not binding on us, the Compensation Committee or our Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
•	For Proposal 5, which relates to the recommendation, on an advisory basis, of the frequency for holding an advisory vote on the compensation of our named executive officers, the frequency receiving the highest number of votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders will be the frequency recommended by our stockholders. Only votes for 1 YEAR, 2 YEARS or 3 YEARS will affect the outcome. Abstentions and broker non-votes will have no effect. However, because this vote is advisory and not binding on us, the Board of Directors or the Compensation Committee, the Board of Directors and Compensation Committee may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
•	To be approved, Proposal 6, which relates to the approval of our reincorporation from the State of Nevada to the State of Delaware, must receive FOR votes from the holders of a majority of our outstanding number of shares as of the record date. Abstentions and broker non-votes will have the same effect as an AGAINST vote on the proposal to reincorporate from the State of Nevada to the State of Delaware.
•	To be approved, Proposal 7, which relates to the adjournment of the 2016 Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes in favor of the reincorporation of the Company from the State of Nevada to the State of Delaware, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matters to be submitted to our stockholders at the 2016 Annual Meeting of Stockholders are Proposals 2 and 7. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for a director in Proposal 1 or how to vote for Proposal 3, Proposal 4, Proposal 5 or Proposal 6, your broker may not exercise discretion and may not vote your shares on that proposal.

For purposes of Proposal 1, Proposal 3, Proposal 4 and Proposal 5, broker non-votes are not considered to be “votes cast” at the meeting and the shares represented by broker non-votes are not “entitled to vote” at the meeting. As such, a broker non-vote will not be counted as a vote FOR or WITHHELD with respect to a director in Proposal 1, a vote FOR or AGAINST with respect to Proposal 3 or Proposal 4, or a vote for a frequency of 1 YEAR, 2 YEARS or 3 YEARS with respect to Proposal 5; and, therefore, will have no effect on the outcome of the vote on any such proposal. A broker non-vote with respect to Proposal 6, however, will be counted as a vote AGAINST Proposal 6. Abstentions will be counted in determining the total number of “votes cast” and the total number of shares present in person or represented by proxy and entitled to vote on each of the proposals and will therefore have the effect of a vote AGAINST on each proposal, except for Proposal 1 and Proposal 5, where the abstention will have no effect on the outcome of the vote.

Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.
Q:	Where can I find the voting results of the 2016 Annual Meeting of Stockholders?
A:	We intend to announce preliminary voting results at the 2016 Annual Meeting of Stockholders and publish final results in a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four (4) business days after the meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
Q:	What happens if additional matters are presented at the 2016 Annual Meeting of Stockholders?
A:	Other than the seven (7) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2016 Annual Meeting of Stockholders. If you grant a proxy, the persons named as proxy holders, Mr. Jeffrey Riley, our Chief Executive Officer, and Mr. Steven Shallcross, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.
Q:	How many shares are outstanding and how many votes is each share entitled?
A:	Each share of our common stock that is issued and outstanding as of the close of business on June 28, 2016, the record date, is entitled to be voted on all items being voted on at the 2016 Annual Meeting of Stockholders, with each share being entitled to one vote on each matter. On the record date, 91,351,068 shares of common stock were issued and 91,269,586 shares of common stock were outstanding.
Q:	Who will count the votes?
A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?
A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within our business or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.
Q:	Who will bear the cost of soliciting votes for the 2016 Annual Meeting of Stockholders?
A:	The Board of Directors is making this solicitation on our behalf, and we will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies for this year. We will pay D.F. King & Co., Inc. fees of not more than $7,500 plus expense reimbursement for its services. We may request by telephone, facsimile, mail, electronic mail or other means of communication the return of the proxy cards. Please contact D.F. King & Co., Inc. at 866-796-7184 with any questions you may have regarding our proposals.
Q:	May I propose actions for consideration at next year’s annual meeting of stockholders?
A:	To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 8, 2017, to the attention of our Corporate Secretary at Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

If you wish to submit a proposal or nominate a director at the 2017 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must currently do so in accordance with the charter of the Nominations Committee, which is available on our website at www.syntheticbiologics.com in the Investors section and which contains additional requirements about advance notice required of stockholder proposals and director nominations. If our stockholders approve Proposal 6, related to our reincorporation from the State of Nevada to the State of Delaware, the procedures that stockholders will be required to follow in order to submit a proposal or nominate candidates for election to the Board of Directors at our next annual meeting will be as set forth in the amended and restated bylaws of the Company that the Board of Directors will adopt. For a description of these procedures, see “— Comparison of Stockholder Rights Before and After the Reincorporation” below.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, based on the recommendation of the Nominations Committee of the Board of Directors, has nominated for annual election as director each of the individuals identified below, all of whom are incumbent directors.

THE NOMINEES

Name	Age	Position	Director Since
Jeffrey J. Kraws(1)(2)(3)	52	Chairman	2006
Jeffrey Riley	53	Chief Executive Officer, President and Director	2010
Scott L. Tarriff(1)(2)(3)	56	Director	2012
Jeffrey Wolf, JD(1)(2)(3)	53	Director	2006

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominations Committee.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
YOUR SHARES FOR THE ELECTION OF EACH OF THESE NOMINEES.

It is the intention of the persons named in the accompanying proxy card to vote all shares of common stock for which they have been granted a proxy for the election of each of the nominees, each to serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. All the nominees have consented to being named in this Proxy Statement and to serve as a director if elected. At the time of the 2016 Annual Meeting of Stockholders, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies will be voted for any one or more other persons that the Board of Directors designates. The Board of Directors believes that it is in the best interests of the Company to elect the above-described nominees.

DIRECTOR INDEPENDENCE

No director or executive officer of the Company is related by blood, marriage or adoption to any other director or executive officer. A majority of our members of our Board of Directors are independent in compliance with the applicable listing standards of the NYSE MKT. The Board of Directors has affirmatively determined that the independent directors and nominees are Jeffrey J. Kraws, Scott L. Tarriff and Jeffrey Wolf.

INFORMATION ABOUT THE NOMINEES

Stated below is the principal occupation of each nominee, the business experience of each nominee for at least the past five years, and certain other information relating to the nominees.

Jeffrey Riley.  Mr. Riley has been a director since March 2010, was the Chairman of the Board from November 2011 to May 2012, and was appointed as the Company’s President and Chief Executive Officer in February 2012. He has more than 20 years of experience in the biotechnology and pharmaceutical industries during which he negotiated numerous worldwide strategic corporate alliances, established joint ventures, and assisted in obtaining venture financings to support product development. From November 2009 until January 2012, Mr. Riley served as Managing Director of 526 Ventures, a life science-focused venture consulting firm with a commercial and traditional focus. Prior to this, he was a venture partner with QIC Bioventures Fund, the life science-focused venture component of the $70 billion Australian-based Queensland Investment Corporation (QIC). Over his career, Mr. Riley held senior positions within the mergers & acquisitions and in country management groups at both SmithKline Beecham and Pfizer. Additionally, he served as CFO and VP Corporate Development for Nichols Institute Diagnostics, later acquired by Corning and spun out to Quest Diagnostics, Inc. (NYSE: DGX). Mr. Riley holds a Bachelor of Science degree from Boise State University, completed coursework at UCSF/Berkeley in drug discovery/development and participated in a dual-degree graduate program (MBA/MIM) sponsored by Arizona State University and the Thunderbird School of Global Management.

Mr. Riley brings to the Board extensive knowledge of the pharmaceutical industry. Having served in senior corporate positions in biotech and pharmaceutical companies he has a vast knowledge of the industry. His business experience provides him with a broad understanding of the operational, financial and strategic issues facing public companies.

Jeffrey J. Kraws.  Mr. Kraws has been a director since January of 2006, and was appointed independent, non-executive Chairman of the Board of Directors in May 2012. Since 2003, Mr. Kraws has served as Chief Executive Officer and co-founder of Crystal Research Associates, and since February 2012, he has served as partner and co-founder of TopHat Capital, LLC. Mr. Kraws is a Registered Representative at Terranova Capital Partners, Inc. since October 2014, a partner at Grannus Securities Pty Ltd. (an Australian based private equity fund) since November 2015 and a partner at Phoenix Holdings since November 2015. Well known and respected on Wall Street, Mr. Kraws has received some of the most prestigious awards in the industry. Among other awards, he was given a “5-Star Rating” in 2001 by Zacks and was ranked the number one analyst among all pharmaceutical analysts for stock performance in 2001 by Starmine.com. Prior to founding Crystal Research Associates, Mr. Kraws served as co-president of The Investor Relations Group (IRG), a firm representing primarily under-followed, small-capitalization companies. Previously, Mr. Kraws served as a managing director of healthcare research for Ryan Beck & Co. and as director of research/senior pharmaceutical analyst and managing director at Gruntal & Co., LLC (prior to its merger with Ryan Beck & Company). Mr. Kraws served as managing director of the healthcare research group and senior pharmaceutical analyst at First Union Securities (formerly EVEREN Securities); as senior U.S. pharmaceutical analyst for the Swedish-Swiss conglomerate Asea Brown Boveri; and as managing director and president of the Brokerage/Investment Banking operation of ABB Aros Securities, Inc. He also served as senior pharmaceutical analyst at Nationsbanc Montgomery Securities, BT Alex Brown & Sons, and Buckingham Research. Mr. Kraws also has industry experience, having been responsible for competitive analysis within the treasury group at Bristol-Myers-Squibb Company. During 2006 through February of 2007, Mr. Kraws served as our Vice President of Business Development, on a part-time basis. Since December 2013, Mr. Kraws serves on the board of directors of Saleen Automotive, Inc. (OTC: SLNN). He holds an MBA from Cornell University and a BS degree from State University of New York — Buffalo.

Mr. Kraws brings to our Board of Directors significant strategic, business and financial experience related to the business and financial issues facing pharmaceutical companies due in part to having worked as a pharmaceutical analyst for over 22 years. Mr. Kraws has a broad understanding of the operational, financial and strategic issues facing pharmaceutical companies. Through his services as the Company’s Vice President of Business Development during 2006 and a part of 2007, he developed extensive knowledge of Synthetic Biologics’ business.

Scott L. Tarriff.  Mr. Tarriff has been a director since February 3, 2012. Since January 2007 he has served as a director and Chief Executive Officer of Eagle Pharmaceuticals, Inc., a publicly traded, hospital specialty company. Eagle Pharmaceuticals, Inc. (NASDAQ: EGRX) is focused on developing branded parenteral products through the application of various in-licensed drug delivery technologies. Prior to joining Eagle, Mr. Tariff held various executive positions at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals, including as president and chief executive officer from September 2003 to September 2006, after joining Par in 1998. Mr. Tarriff also served on Par’s board of directors from 2002 to September 2006. Prior to that, Mr. Tarriff held various positions with Bristol-Meyers Squibb, a publicly-traded biopharmaceutical company, including senior director marketing. Mr. Tarriff currently serves on the board of directors of ZIOPHARM Oncology, Inc., a publicly traded company biopharmaceutical company and previously served on the board of directors of Clinical Data, Inc., a publicly-traded pharmaceutical company, from September 2009 to April 2011, when Clinical Data was acquired by Forest Laboratories, Inc. Mr. Tarriff holds a BS in marketing from Pennsylvania State University and an MBA from Rider College.

Mr. Tarriff brings to our Board of Directors significant knowledge of and experience in the pharmaceutical and medical industries. He has extensive business, managerial, executive and leadership experience that further qualify him to serve as a member of the Board of Directors and a valuable understanding of the role played by the Board of Directors acquired through service on the boards of many companies. He has had a long and successful career in top executive leadership positions with leading, publicly traded pharmaceutical companies including Eagle Pharmaceuticals, Inc., Par Pharmaceuticals Companies, Inc. and Bristol-Myers Squibb.

Jeffrey Wolf, JD  Mr. Wolf, a director since 2006, has substantial experience in creating, financing, nurturing and growing new ventures based upon breakthrough research and technology. In August 2008, Mr. Wolf founded Heat Biologics, Inc. (NASDAQ: HTBX), a publicly traded company engaged in research and development of drugs focused on combating cancer and other diseases. Since April 2010, Mr. Wolf has served as the Chief Executive Officer and Chairman of the Board of Heat Biologics, Inc. Prior to founding Heat Biologics, Inc., from June 1997 to March 2011, Mr. Wolf has served as managing director at Seed-One Ventures, LLC a venture firm focused on launching and growing exceptional healthcare companies from the ground up. Since founding Seed-One, Mr. Wolf has founded and run several medical companies. Mr. Wolf’s start-ups include Avigen, a San Francisco-based gene therapy company where he was a co-founder and director; TyRx Pharma, a Princeton-based company focused on the development of bio-compatible polymers where he was a co-founder and Chairman; EluSys Therapeutics, a New Jersey company focused on the development of novel technology to remove blood-borne pathogens where he was a cofounder, Chairman and Chief Executive Officer; and GenerationOne, a Miami-based company focused on mobile-based collaborative care, where he was the founder, Chairman and Chief Executive Officer. Mr. Wolf received an MBA from Stanford Business School, a JD from New York University School of Law and a BA from the University of Chicago, where he graduated with honors in Economics. Mr. Wolf serves as a director of several Seed-One portfolio companies.

Mr. Wolf has extensive knowledge of the industry and in particular research and development. His legal and business background provide him with a broad understanding of the legal, operational, financial and strategic issues facing Synthetic Biologics. Having served as a board member on other public company boards, Mr. Wolf has an extensive understanding of the operational, financial and strategic issues facing public companies.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

We formed an Audit Committee, Compensation Committee and Nominations Committee of our Board of Directors in 2007.

Audit Committee

The members of the Audit Committee are Mr. Wolf (Chairman), Mr. Kraws and Mr. Tarriff. The Audit Committee met six times during the year ended December 31, 2015. The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of our accounting and financial reporting processes, internal controls and audit functions, including our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The duties of the Audit Committee include the hiring and retaining of our independent registered public accounting firm, which reports to the Audit Committee. The Audit Committee reviews with our independent registered public accounting firm the scope and results of the audit engagement and the system of internal controls and procedures. The Audit Committee also reviews the effectiveness of procedures intended to prevent violations of laws. The Audit Committee also reviews, prior to publication, our quarterly earnings releases and our reports to the SEC on Forms 10-K and 10-Q. The formal report of the Audit Committee for 2015 is set forth under the caption “Report of the Audit Committee” in Proposal 2.

Our Board of Directors has determined that the members of the Audit Committee are “independent” under the applicable rules of the NYSE MKT and that Mr. Wolf, Mr. Kraws and Mr. Tarriff are each an “audit committee financial expert” within the meaning of the regulations of the SEC.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries. Each member of our Audit Committee is “independent” under Rule 10A-3 of the Exchange Act.

The Audit Committee has adopted a formal written charter, a copy of which is available on our website at www.syntheticbiologics.com in the Investors section.

Compensation Committee

The members of the Compensation Committee are Mr. Kraws (Chairman), Mr. Tarriff and Mr. Wolf. The Compensation Committee met ten times during the year ended December 31, 2015. The Compensation Committee determines, approves, and reports to the Board of Directors on all elements of compensation of our executive officers. Our Board of Directors has determined that the members of the Compensation Committee are “independent” under the applicable rules of the NYSE MKT.

Our Compensation Committee annually reviews the compensation program for our Chief Executive Officer and other members of senior management and then makes recommendations to the full Board of Directors for determination. In each case, the Compensation Committee takes into account the results achieved by the executive, his future potential, and his scope of responsibilities and experience. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our Chief Financial Officer and other members of management but does not participate in any discussions or processes concerning his own compensation, and does not vote on the compensation of our Chief Financial Officer and other members of management.

During the year ended December 31, 2015, the Compensation Committee evaluated the performance of our executives and other members of senior management and considered the compensation levels and equity programs at comparable companies and related industries before it made its compensation recommendations to the full Board, including recommendations regarding salary increases, awards of cash bonuses and awards of stock options.

The Compensation Committee administers our stock plan, including review and recommendation of long-term incentive compensation for each executive, director and employee, including grants of stock options. The Compensation Committee believes that this long-term incentive compensation aligns the interests of our executives with those of our stockholders and furthers executive retention.

The Compensation Committee also reviews and recommends to the Board of Directors appropriate director compensation programs for service as directors, Committee chairs and Committee members.

The Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website at www.syntheticbiologics.com in the Investors section.

Nominations Committee

The members of the Nominations Committee are Mr. Tarriff (Chairman), Mr. Kraws and Mr. Wolf. Our Board of Directors has determined that the members of the Nominations Committee are “independent” under the applicable rules of the NYSE MKT. The Nominations Committee met one time during the year ended December 31, 2015. The Nominations Committee performs the following functions:

•	It considers and recommends to the Board of Directors individuals for appointment or election as directors;
•	It recommends to the Board of Directors individuals for appointment to vacancies on any Committee of the Board of Directors;
•	It makes recommendations to the Board of Directors regarding any changes to the size of the Board of Directors or any Committee;
•	It reports to the Board of Directors on a regular basis; and
•	It performs any other duties or responsibilities expressly delegated to it by the Board of Directors relating to Board or Committee members.

Candidates for director should have certain minimum qualifications, including the ability to understand basic financial statements, being over 21 years of age, having relevant business experience (taking into account the business experience of the other directors), and having high moral character. The Nominations Committee retains the right to modify these minimum qualifications from time to time.

In evaluating an incumbent director whose term of office is set to expire, the Nominations Committee reviews such director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by such director during his term.

When selecting a new director nominee, the Nominations Committee first determines whether the nominee must be independent for NYSE MKT purposes or whether the candidate must qualify as an “audit committee financial expert.” The Nominations Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to assist in the identification of qualified director candidates. The Nominations Committee also will consider nominees recommended by our stockholders. The Nominations Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. The Nominations Committee evaluates the suitability of potential nominees, taking into account the current composition of the Board of Directors, including expertise, diversity and the balance of inside and independent directors. The Nominations Committee endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision, research and development and other areas relevant to our business.

Under our current governing documents, stockholders wishing to directly recommend candidates for election to the Board of Directors at our next annual meeting to be included in our Proxy Statement must do so by giving written notice to: Chairman of the Nominations Committee, Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850. Any such notice must be delivered to the Chairman by March 8, 2017. The notice must state: (1) the name and address of the stockholder making the recommendations; (2) the name, age, business address, and residential address of each person recommended; (3) the principal occupation or employment of each person recommended; (4) the class and number of shares of the Company’s stock that are beneficially owned by each person recommended and by the recommending stockholder; (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Exchange Act; and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of the Company if elected.

If our stockholders approve Proposal 6, related to our reincorporation from the State of Nevada to the State of Delaware, the procedures that stockholders will be required to follow in order to recommend candidates for election to the Board of Directors at our next annual meeting will be as set forth in the amended and restated bylaws of the Company that the Board of Directors will adopt. For a description of these procedures, see “— Comparison of Stockholder Rights Before and After the Reincorporation” below.

In considering any person recommended by one of our stockholders, the Nominations Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors. Any stockholder nominee recommended by the Committee and proposed by the Board of Directors for election at the next annual meeting of stockholders will be included in the Company’s Proxy Statement for that annual meeting.

The Nominations Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website at www.syntheticbiologics.com in the Investors section.

Board Leadership Structure

We currently have two separate people serving as our Chairman of the Board of Directors and as our Chief Executive Officer, and we do not have a formal policy on whether the same person should (or should not) serve as both the Chief Executive Officer and Chairman of the Board of Directors. Due to the size of our company, we believe that this structure is appropriate in recognition of the time commitment and activities required to function effectively as a Chairman and as a Chief Executive Officer. Mr. Kraws has served as the Chairman of the Board of Directors since May 2012. Mr. Riley has served as our Chief Executive Officer since February 2012. In serving as Chairman of the Board of Directors, Mr. Kraws serves as a significant resource for our Chief Executive Officer, other members of management and the Board of Directors. We believe that the division of duties and additional avenues of communication between the Board of Directors and management with Mr. Kraws serving as Chairman of the Board of Directors provides a basis for the proper functioning of our Board of Directors and oversight of management.

We do not have a separate lead independent director. We believe the combination of Mr. Kraws as our Chairman of the Board and Mr. Riley as our Chief Executive Officer is an effective structure for us. Our current structure is operating effectively to foster productive, timely and efficient communication among the independent directors and management. We do have active participation in our Committees by our independent directors, who comprise all of the members of all of our Committees. Each Committee performs an active role in overseeing our management and there are complete and open lines of communication with the management and independent directors.

Oversight of Risk Management

The Board of Directors has an active role, as a whole and also at the Committee level, in overseeing management of our risks. The Board of Directors regularly reviews information regarding our strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. Individual members of the Audit Committee are each assigned an area of risk to oversee. The members then meet separately with management responsible for such area, including our Chief Financial Officer, internal auditor and counsel, and report to the Audit Committee on any matters identified during such discussions with management. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through Committee reports about such risks.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may direct any communications intended for the Board of Directors to our Corporate Secretary by telephone at (301) 417-4364, by facsimile at (301) 417-4367, or by mail to Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850.

This centralized process assists the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. If a stockholder wishes to direct any communication to a specific member of the Board of Directors, the name of that member of the Board of Directors should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients, and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in the Company for review and possible response.

BOARD AND COMMITTEE MEETINGS

During the year ended December 31, 2015, the Board of Directors held ten meetings. During the year ended December 31, 2015, our Audit, Compensation and Nominations Committees met six times, ten times and one time, respectively. Each of our directors during the year ended December 31, 2015 attended all of the meetings of the Board of Directors. Each director attended at least ninety five percent (95%) of the aggregate of all meetings of the Board of Directors and all of the Committee meetings, for the Committees on which he serves.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our directors are encouraged, but not required, to attend our Annual Meetings of Stockholders. All of our directors attended the 2015 Annual Meeting of Stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such officers, directors and persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file with the SEC.

Based solely on a review of the copies of such forms that were received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the year ended December 31, 2015.

CORPORATE GOVERNANCE

We operate according to a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with those responsibilities and standards. We regularly monitor developments in the area of corporate governance and will continue to monitor developments and make adjustments from time to time to ensure compliance in this area. Information regarding our corporate governance that is not provided below is described elsewhere in this Proxy Statement.

Code of Conduct

We adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct is intended to promote honest and ethical conduct, full, accurate and timely disclosure, and compliance with all applicable laws and government regulations. A copy of the Code of Conduct is available on our website at www.syntheticbiologics.com in the Investors section. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any director or officer, we will promptly disclose the nature of the amendment or waiver on our website.

Code of Ethics for Financial Management

We adopted a Code of Ethics for Financial Management that applies to all persons responsible for our financial management. The Code of Ethics for Financial Management is intended to promote professional conduct in our financial management. A copy of our Code of Ethics for Financial Management is available on our website at www.syntheticbiologics.com in the Investors section. Violations of the Code of Ethics for Financial Management may be reported anonymously to our Audit Committee and may result in disciplinary action. If we make any substantive amendments to the Code of Ethics for Financial Management or grant any waiver from a provision of the Code of Ethics for Financial Management to any director or officer, we will promptly disclose the nature of the amendment or waiver on our website.

DIRECTOR COMPENSATION

Compensation of Directors

The following table sets forth information for the year ended December 31, 2015 regarding the compensation of our directors who at December 31, 2015 were not also our Named Executive Officers.

Name	Fees Earned or Paid in Cash	Option Awards(1)(3)	Other Compensation	Total
Jeffrey J. Kraws(2)	$202,000	$312,000	$—	$514,000
Scott Tarriff	$71,000	$312,000	$—	$383,000
Jeffrey Wolf, JD	$80,000	$312,000	$—	$392,000

(1)	The amounts in the “Option Awards” column reflect the dollar amounts of the grant date fair value for the financial statement reporting purposes for stock options for the year ended December 31, 2015 in accordance with ASC 718. The fair value of the options was determined using the Black-Scholes model. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and Note 4 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015.
(2)	Mr. Kraws was appointed as our independent, non-executive Chairman of the Board of Directors in May 2012. Pursuant to his agreement he receives an annual retainer of $150,000 for serving as our Chairman.
(3)	As of December 31, 2015, the following are the outstanding aggregate number of option awards held by each of our directors who were not also Named Executive Officers:

Name	Option Awards (#)
Jeffrey J. Kraws	642,105
Scott Tarriff	305,000
Jeffrey Wolf, JD	352,490

During 2015, the compensation of non-employee members of the Board of Directors remained the same as the compensation for 2014. During 2015, each non-employee member of the Board of Directors received an annual cash retainer of $35,000, our independent, non-executive Chairman of the Board of Directors receives an additional annual cash retainer of $150,000, all non-employee directors receive an annual cash fee of $7,500, $5,000 and $3,250 for service on the Audit, Compensation and Nominations Committees, respectively, and the Chairman of the Audit, Compensation and Nominations Committees receive an additional annual cash fee of $13,500, $10,000 and $6,000, respectively. In December 2015, our Compensation Committee conducted an evaluation of the compensation of the members of our Board of Directors. In order to aid its decision-making, the Compensation Committee considered the compensation practices and the competitive market for directors at companies with which we compete for personnel. Based substantially upon the results of the report, in December 2015 the annual cash retainer of each non-employee member of the Board of Directors was increased by $7,500 to $42,500. In addition, each non-employee member of the Board of Directors was issued an option exercisable for 125,000 shares of our common stock, for a term of seven years, vesting annually on a pro rata basis over a three year period, with one-third of the grant vesting on the date of grant and one-third vesting on each of the next two yearly anniversaries.

COMPENSATION COMMITTEE INTERLOCKS

During the year ended December 31, 2015, none of our executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO USA, LLP as our independent registered public accounting firm for the year ended December 31, 2016.

Ratification of the appointment of BDO USA, LLP by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2016 Annual Meeting of Stockholders. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

At the 2016 Annual Meeting of Stockholders, the representatives of BDO USA, LLP will be afforded an opportunity to make a statement if they so desire and are expected to be available by telephone to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

Our Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In January 2007, our Board of Directors adopted a written charter for our Audit Committee, which it re-evaluates annually in connection with the filing of our Annual Report on Form 10-K with the SEC. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2015, with our management and our independent registered public accounting firm for such year, BDO USA, LLP. Our management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee (1) discussed with BDO USA, LLP the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees; (2) received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and (3) discussed with BDO USA, LLP its independence. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining BDO USA, LLP’s independence.

During 2015, management evaluated our system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our 2015 Annual Report on Form 10-K, as well as the Reports of Independent Registered Public Accounting Firm (included in the 2015 Annual Report on Form 10-K). These reports related to its audit of (1) the consolidated financial statements; and (2) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluations in 2016.

You should note the members of our Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our financial statements has been carried out in accordance with generally accepted accounting principles or that our auditors are in fact independent.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board of Directors approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC. In addition, the Audit Committee recommended to our Board of Directors and our Board of Directors approved that BDO USA, LLP be appointed as our independent registered public accounting firm for the year ended December 31, 2016 and that this appointment be presented to stockholders for ratification.

Members of the Audit Committee:

Jeffrey Wolf (Chairman)
Jeffrey Kraws
Scott L. Tarriff

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT FEES AND ALL OTHER FEES

The following table sets forth the aggregate fees including expenses billed to us for the years ended December 31, 2015 and 2014 by BDO USA, LLP.

	December 31
	2015	2014
Audit Fees(1)	$283,600	$258,800
Audit-Related Fees(2)	13,400	8,200
Tax Fees(3)	17,230	9,025
All Other Fees(4)	—	—
Total Fees	$314,230	$276,025

(1)	“Audit Fees” consist of fees billed for professional services performed by BDO USA, LLP (“BDO”) for the audit of our financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements.
(2)	“Audit-Related Fees” consist of fees billed by BDO for professional services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” relate to professional services rendered in connection with tax audits, and tax return preparation services.
(4)	There were no other fees billed by BDO.

In connection with the audit of the 2015 financial statements, the Company entered into an engagement agreement with BDO USA, LLP that sets forth the terms by which BDO USA, LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks and improve audit quality. The Audit Committee may form and delegate pre-approval authority to subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR 2010 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE WILL HAVE AUTHORITY TO GRANT UNDER THE PLAN FROM 8,000,000 TO 14,000,000

In November, 2010, the Board adopted, and our stockholders subsequently approved, the 2010 Stock Incentive Plan (the “Plan”). As of June 1, 2016, there were 30,698 shares of common stock available for grant under the Plan.

As of June 1, 2016, 7,941,666 shares of common stock subject to awards were outstanding under the Plan. In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to our business, we would like to issue securities to our officers, directors and consultants. The Plan currently only has a limited number of shares of common stock reserved for issuance. Management believes that the number of shares of common stock currently available for issuance under the Plan is insufficient to meet its needs to provide for awards to the Plan participants for the next 12 months and insufficient in order to allow us the ability to compete successfully for talented employees and consultants.

The Board of Directors has approved, subject to stockholder approval, the amendment to the Plan to increase by 6,000,000 the number of shares that may be granted under the Plan. The amendment to our Plan will increase the number of shares of common stock with respect to which awards may be granted under the Plan from 8,000,000 to 14,000,000.

The principal provisions of the Plan, as amended, are summarized below and the Plan, which incorporates the amendment to the Plan discussed above, is attached hereto as Appendix A. The following discussion is qualified in its entirety by reference to the Plan.

Purpose of the Plan

The Board of Directors believes that the Plan is necessary for us to attract, retain and motivate our employees, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based or equity-related awards. The Company believes the Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law. There are currently 27 individuals that would be eligible to participate in the Plan, of which five are directors or executive officers and 22 are employees.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board of Directors monitors our annual stock award Burn Rate, Dilution and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board of Directors’ judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our Burn Rate, Dilution, and Overhang for the past three fiscal years with details of each calculation noted below the table.

	2015	2014	2013
Burn Rate(1)	4.69%	3.85%	0.49%
Dilution(2)	10.40%	10.94%	13.28%
Overhang(3)	8.82%	7.35%	5.82%

(1)	Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year.
(2)	Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of share subject to equity awards + number of shares available for future awards).
(3)	Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

Administration

The Plan generally is administered by the Compensation Committee of our Board of Directors. The administrator of the Plan will have full authority to establish rules and regulations for the proper administration of the Plan, to select the employees, directors and consultants to whom awards are granted, and to set the date of grant, the type of award and the other terms and conditions of the awards, consistent with the terms of the Plan. The administrator of the Plan may modify outstanding awards as provided in the Plan.

Limitation on Awards and Shares Available

As of May 1, 2016, there are 30,698 shares of our common stock available for grants that may be made under the Plan.

Eligibility

Persons eligible to participate in the Plan include all of our employees, directors and consultants.

Awards

The Plan provides for the grant of: (i) incentive stock options; (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; and (vi) other stock-based awards to eligible individuals. The terms of the awards will be set forth in an award agreement, consistent with the terms of the Plan. No stock option will be exercisable later than ten years after the date it is granted.

The Plan administrator is authorized to grant awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options.  The Plan administrator may grant incentive stock options as defined in Section 422 of the Code and nonqualified stock options. Options shall be exercisable for such prices, shall expire at such times, and shall have such other terms and conditions as the Plan administrator may determine at the time of grant and as set forth in the award agreement; however, the exercise price must be at least equal to 100% of the fair market value at the date of grant. The option price is payable in cash or other consideration acceptable to the Company.

Stock Appreciation Rights.  The Plan administrator may grant stock appreciation rights with such terms and conditions as the administrator may determine at the time of grant and as set forth in the award agreement. The grant price of a stock appreciation right shall be determined by the administrator and shall be specified in the award agreement; however, the grant price must be at least equal to 100% of the fair market value of a share on the date of grant. Stock appreciation rights may be exercised upon such terms and conditions as are imposed by the Plan administrator and as set forth in the stock appreciation right award agreement.

Restricted Stock.  Restricted stock may be granted in such amounts and subject to the terms and conditions as determined by the Plan administrator at the time of grant and as set forth in the award agreement. The administrator may impose performance goals for restricted stock. The administrator may authorize the payment of dividends on the restricted stock during the restricted period.

Restricted Stock Units.  The Plan administrator may grant restricted stock units in such amounts and subject to the terms and conditions as determined by the Plan administrator at the time of grant. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

Other Awards.  The Plan administrator may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan, in such amounts and subject to such terms and conditions, as the administrator shall determine. Such awards may be based upon attainment of performance goals established by the administrator and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Adjustments Upon Changes in stock

In the event of any change in the number of shares of common stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of the common stock with respect to which the Plan administrator may grant awards under the Plan and the individual annual limit described in the Plan, shall be appropriately adjusted by the Plan administrator. In the event of any change in the number of shares of the common stock outstanding by reason of any other event or transaction, the Plan administrator may, but need not, make such adjustments in the number and class of shares of the common stock with respect to which awards: (i) may be granted under the Plan and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Plan administrator may deem appropriate, unless such adjustment would cause any award that would otherwise qualify as performance based compensation with respect to a “162(m) covered employee” (as defined in Section 162 of the Code), to cease to so qualify.

Corporate Transactions

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of the Common Stock receive securities of another corporation and/or other property, including cash, the Plan administrator shall, in its absolute discretion, have the power to:

º	cancel each option and stock appreciation right outstanding immediately prior to the event and make a payment to the grantee equal to the excess of (a) the value, as determined in the absolute discretion of the Plan administrator, of the property received by a holder of common stock as a result of the event over (b) the exercise price otherwise payable in connection with the stock;
º	cancel each option and stock appreciation right outstanding immediately prior to the event and make a payment to the grantee equal to property received by a holder of common stock as a result of the event; or
º	provide for the exchange of each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property which a holder of the number of shares of the common stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the Plan administrator in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

Amendment and Termination

Our Board of Directors may amend the Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the NYSE MKT or any other market or stock exchange on which the common stock is at the time primarily traded. Additionally, stockholder approval will be specifically required to (i) increase the number of shares available for issuance under the Plan or (ii) decrease the exercise price of any outstanding option or stock appreciation right granted under the Plan.

Our Board of Directors may terminate the Plan at any time. Unless sooner terminated by the Board, the Plan will terminate on the close of business on September 27, 2020, ten years from the original effective date.

Miscellaneous

The Plan also contains provisions with respect to payment of exercise prices, vesting and expiration of awards, treatment of awards upon the sale of the Company, transferability of awards, and tax withholding requirements. Various other terms, conditions, and limitations apply, as further described in the Plan.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this Proxy Statement, associated with the grant of awards under the Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address foreign, state or local tax consequences.

Options

Grant.  There is generally no United States federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the Plan, assuming the exercise price of the option is not less than the fair market value of the shares on the date of grant.

Exercise.  The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than three months following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price. The ordinary income recognized in connection with the exercise by a participant of a nonqualified stock option will be subject to both wage and employment tax withholding, and we generally will be entitled to a corresponding deduction.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Qualifying Disposition.  If a participant disposes of shares of our common stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the participant pursuant to the exercise of the incentive stock option, the participant will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the participant’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.  If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of: (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition.  If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax.  Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability).

Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are generally no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ base price, or the amount payable. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the Plan, a participant receiving such an award will not recognize U.S. taxable ordinary income and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code the satisfaction of a tax reporting obligation and any tax withholding condition, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

Beginning in November, 2010, we have granted 8,941,930 options with a weighted average exercise price of $2.14 under the Plan.

New Plan Benefits

As of the date of this Proxy Statement, we are unable to determine any grants of awards under the Plan that will be made.

Existing Plan Benefits

The following table sets forth information with respect to options and other awards previously granted under the Plan.

2010 Stock Incentive Plan
Name and position	Number of shares subject to grant (#)
Jeffrey Riley, Chief Executive Officer	2,225,000
Steven A. Shallcross, Chief Financial Officer	1,000,000
Jeffrey J. Kraws	380,000
Scott Tarriff	305,000
Jeffrey Wolf	305,000
All Current Executive Officers as a Group	3,225,000
All Current Non-Executive Directors as a Group	990,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the securities authorized for issuance under our equity compensation plans for the year ended December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders:
2001 Stock Incentive Plan	671,607	$1.24	—
2007 Stock Incentive Plan	428,657	$1.58	541,434
2010 Stock Incentive Plan	7,841,666	$2.25	130,698
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	8,941,930	2.14	672,132

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO OUR 2010 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE THAT WE WILL HAVE AUTHORITY TO GRANT.

PROPOSAL 4

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC, we are providing our stockholders with an advisory vote on executive compensation, commonly referred to as a “say-on-pay” vote. This say-on-pay vote will not be binding on us, the Board of Directors, or the Compensation Committee.

At the 2013 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a say-on-pay vote every three years. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking the stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules.

As described in detail in this Proxy Statement, our executive compensation program is designed to (1) align executive officers’ interests with those of our stockholders; (2) attract, motivate and retain executive officers; and (3) reward the achievement of our annual, long-term and strategic goals. Our executive officers are rewarded for the achievement of specific financial operating goals established by the compensation committee and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The Board of Directors is asking our stockholders to indicate their support for our Named Executive Officers’ compensation as disclosed in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, the Board of Directors will ask our stockholders to vote “FOR” the following resolution at the 2016 Annual Meeting of Stockholders:

“RESOLVED, that the compensation paid to our Named Executive Officer, as disclosed in our Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on an advisory basis.”

The say-on-pay vote is advisory, and therefore is not binding on us, the Compensation Committee or our Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2019 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS AND COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL 5

ADVISORY VOTE ON A THREE YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also holding a non-binding advisory vote by stockholders on the frequency with which stockholders would have an opportunity to hold an advisory vote on our executive compensation program. We have included this proposal among the items to be considered at the 2016 Annual Meeting of Stockholders pursuant to the requirements of Section 14A of the Exchange Act. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, the Board of Directors recommends that our stockholders select a frequency of three years.

The three-year voting cycle allows stockholders to review compensation over a longer period of time, providing sufficient time to evaluate the impact of changes made in one year where outcomes may not be immediately known. In addition, a three-year voting cycle is more closely aligned with a longer-term view of compensation and consistent with the vesting period we typically use for equity awards. The Board of Directors therefore recommends that our stockholders select “3 YEARS” when voting on the frequency of the advisory vote on executive compensation.

The option of 1 YEAR, 2 YEARS or 3 YEARS that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been selected by stockholders. Although the advisory vote is non-binding, our Board of Directors will review the results of the vote and take them into account in making a determination concerning the frequency of future advisory votes on executive compensation. However, because this vote is advisory and not binding on the Board of Directors or us, the Board of Directors may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR APPROVAL OF A 3 YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION.

PROPOSAL 6

APPROVAL OF THE REINCORPORATION OF SYNTHETIC BIOLOGICS
FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE

Introduction

On May 31, 2016 and for the reasons discussed below, the Board of Directors unanimously approved and declared it as advisable and in the best interests of the Company and our stockholders to change the state of our incorporation from the State of Nevada to the State of Delaware, which includes the adoption of a new certificate of incorporation (the “Delaware Certificate of Incorporation”) and bylaws (the “Delaware Bylaws”) governing our company, subject to approval by our stockholders at the 2016 Annual Meeting of Stockholders.

The principal effects of the reincorporation, if approved by our stockholders and effected, will be that:

•	The affairs of our company will cease to be governed by Nevada corporation laws and will become subject to Delaware corporation laws.
•	The resulting Delaware corporation (referred to in this section as “Synthetic Biologics-Delaware”) will be the same entity as our company as currently incorporated in Nevada (referred to in this section as “Synthetic Biologics-Nevada”) and will continue with all of the rights, privileges and powers of Synthetic Biologics-Nevada, will possess all of the properties of Synthetic Biologics-Nevada, will continue with all of the debts, liabilities and obligations of Synthetic Biologics-Nevada and will continue with the same officers and directors of Synthetic Biologics-Nevada immediately prior to the reincorporation, as more fully described below.
•	When the reincorporation becomes effective, all of our issued and outstanding shares of our common stock will be automatically converted into issued and outstanding shares of common stock of Synthetic Biologics-Delaware, without any action on the part of our stockholders. The reincorporation will have no effect on the trading of shares of our common stock under the same symbol “SYN.” We will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC. The reincorporation will not change the respective positions of our company or stockholders under federal securities laws. Shares of our common stock that are freely tradable prior to the reincorporation will continue to be freely tradable after the reincorporation, and shares of our common stock that are subject to restrictions prior to the reincorporation will continue to be subject to the same restrictions after the reincorporation. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), stockholders will be deemed to have acquired the Synthetic Biologics-Delaware common stock on the date they acquired their shares of common stock of Synthetic Biologics-Nevada.
•	Upon effectiveness of the reincorporation, all of our employee benefit and incentive plans will become Synthetic Biologics-Delaware plans, and each option, equity award or other right issued under such plans will automatically be converted into an option, equity award or right to purchase or receive the same number of shares of Synthetic Biologics-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the reincorporation. In addition, our employment agreements and other employee benefit arrangements also will be continued by Synthetic Biologics-Delaware upon the terms and subject to the conditions in effect at the time of the reincorporation.
•	Upon effectiveness of the reincorporation, all outstanding warrants to purchase shares of our common stock will automatically be converted into a warrant to purchase or receive the same number of shares of Synthetic Biologics-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the reincorporation.

The reincorporation will have no effect on the number of shares of common stock and preferred stock that we are authorized to issue. Under the current articles of incorporation of Synthetic Biologics-Nevada (the “Nevada Articles of Incorporation”), we are authorized to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. Similarly, under our proposed Delaware Certificate of Incorporation, we will be authorized to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock.

Plan of Conversion

To accomplish the reincorporation, the Board of Directors has adopted a plan of conversion (the “Plan of Conversion”), substantially in the form attached to this Proxy Statement as Appendix B. The Plan of Conversion provides that we will convert into a Delaware corporation and thereafter will be subject to all of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Assuming that holders of a majority of our outstanding shares of common stock vote in favor of this proposal and the Board of Directors does not elect to delay or terminate the reincorporation, we will cause the reincorporation to be effected at such time as we determine by filing with (1) the Secretary of State of the State of Nevada articles of conversion, substantially in the form attached to this Proxy Statement as Appendix C, and (2) the Secretary of State of the State of Delaware (i) a certificate of conversion, substantially in the form attached to this Proxy Statement as Appendix D and (ii) the Delaware Certificate of Incorporation, which will govern our company as a Delaware corporation, substantially in the form attached to this Proxy Statement as Appendix E. In addition, assuming that our stockholders approve this proposal, the Board of Directors will adopt the Delaware Bylaws for our company, substantially in the form attached to this Proxy Statement as Appendix F. Approval of this proposal by our stockholders will constitute approval of the Plan of Conversion, the Nevada articles of conversion, the Delaware certificate of conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws. Stockholders also should note that approval of the reincorporation also will constitute approval of our equity and other employee benefit and incentive plans continuing as plans of our company after the reincorporation.

If the reincorporation is approved by our stockholders and the Board of Directors does not elect to delay or terminate the reincorporation, the reincorporation would become effective upon the filing (and acceptance thereof by the Secretary of State of the State of Nevada) of the articles of conversion and the filing (and acceptance thereof by the Secretary of State of the State of Delaware) of, the certificate of conversion and the Delaware Certificate of Incorporation.

Reasons for Reincorporation

The primary reason that the Board of Directors has approved the reincorporation is because the corporate laws of the State of Delaware are more comprehensive, widely-used and extensively interpreted than the corporate laws of other states, including Nevada. The State of Delaware is recognized for adopting comprehensive, modern and flexible corporate laws, which are revised periodically to respond to the changing legal and business needs of corporations. As a result of the flexibility and responsiveness of the Delaware corporate laws to the legal and business needs of corporations, many major corporations are incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to the reincorporation that we are proposing. Delaware, unlike Nevada, has established a specialized court, the Court of Chancery that has exclusive jurisdiction over matters relating to the DGCL. The Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing the laws of Delaware, thus providing greater clarity and predictability with respect to our corporate legal and governance affairs. This should offer added advantages to us by allowing our Board of Directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. For these and other reasons, we believe that reincorporating in Delaware will directly benefit our stockholders.

In deciding to propose the reincorporation, the Board of Directors considered, among others, the following benefits of Delaware law to our company and stockholders:

•	governance by Delaware law, including the DGCL, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;
•	the responsiveness and efficiency of the Division of Corporations of the Secretary of State of the State of Delaware;

•	the Delaware General Assembly, which each year considers and adopts statutory amendments proposed by the Corporation Law Section of the Delaware State Bar Association in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;
•	the Delaware Court of Chancery, which has exclusive jurisdiction over matters relating to the DGCL and in which cases are heard by judges, without juries, who have many years of experience with corporate issues, which traditionally has meant that in many cases, corporate litigation is processed quickly and effectively; and
•	the substantial well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater degree of clarity and predictability than most, if not all, other jurisdictions, allowing for greater assurance as to validity and consequences of decisions and actions.

The Board of Directors is not proposing the reincorporation to prevent a change in control of our company and is not aware of any present attempt by any person to acquire control of our company or to obtain representation on the Board of Directors.

Why You Should Vote for Reincorporation

Delaware is a nationally recognized leader in adopting and implementing comprehensive modern and flexible corporate laws. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the Nevada Revised Statutes (the “NRS”).

In addition, Delaware courts (such as the Court of Chancery and the Delaware Supreme Court) are highly regarded for their considerable expertise in dealing with corporate legal issues and for producing a substantial body of case law construing Delaware law, with multiple cases concerning areas that Nevada courts have not considered. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which in turn may offer added advantages to us by allowing the Board of Directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

The reincorporation also may make it easier to attract future candidates willing to serve on the Board of Directors because many such candidates are already familiar with Delaware law, including provisions of the DGCL relating to fiduciary duties and director indemnification, from their past business experience.

In addition, in the opinion of the Board of Directors, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by Delaware law. Certain investment funds, sophisticated investors and brokerage firms may be more comfortable and more willing to invest in a Delaware corporation than in a corporation incorporated in another U.S. jurisdiction whose corporate laws may be less understood and perceived to be unresponsive to stockholder rights.

Effects of Reincorporation

Apart from being governed by the Delaware Certificate of Incorporation, the Delaware Bylaws and Delaware law, for all other purposes, our company will be the same entity as our company immediately prior to the reincorporation. By virtue of the reincorporation, all of the rights, privileges and powers of our company, all property owned by our company, all debts due to our company and all other causes of action belonging to our company immediately prior to the reincorporation will remain vested in our company following the reincorporation. In addition, by virtue of the reincorporation, all debts, liabilities and duties of our company immediately prior to the reincorporation will remain attached to our company following the reincorporation. The reincorporation will not affect any change in our business, management or operations or the location of our principal executive offices.

Securities Act Consequences

After the reincorporation, our company will continue to be a public company and the shares of our common stock will continue to be listed, without interruption, on the NYSE MKT. The shares of Synthetic

Biologics-Delaware common stock to be issued upon conversion of shares of our common stock in the reincorporation are not being registered under the Securities Act. In this regard, we are relying on Rule 145(a)(2) (“Rule 145”) under the Securities Act, which provides that a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act, and on interpretations of Rule 145 by the SEC to the effect that certain changes in the redomiciled corporation’s charter or bylaws in connection with the reincorporation that otherwise could be made only with the approval of stockholders does not render Rule 145 inapplicable. After the reincorporation, Synthetic Biologics-Delaware will be a publicly held company, Synthetic Biologics-Delaware common stock will continue to be qualified for trading on the NYSE MKT under the symbol “SYN”, and Synthetic Biologics-Delaware will file periodic reports and other documents with the SEC and provide to its stockholders the same types of information that we have previously filed and provided.

Holders of shares of our common stock that are freely tradable before the reincorporation will continue to have freely tradable shares of Synthetic Biologics-Delaware common stock. Stockholders holding so-called “restricted” shares of our common stock will have shares of Synthetic Biologics-Delaware common stock that are subject to the same restrictions on transfer as those to which their shares of our common stock are subject at the time of the reincorporation, and their stock certificates, if surrendered for replacement certificates representing shares of Synthetic Biologics-Delaware common stock, will bear the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act, stockholders will be deemed to have acquired their shares of Synthetic Biologics-Delaware common stock on the date they acquired their shares of common stock of Synthetic Biologics-Nevada.

Directors and Officers

The Plan of Conversion provides that the Board of Directors of Synthetic Biologics-Delaware from and after the reincorporation will consist of the directors of Synthetic Biologics-Nevada immediately prior to the reincorporation. The Plan of Conversion further provides that the officers of Synthetic Biologics-Delaware from and after the reincorporation will be the officers of Synthetic Biologics-Nevada immediately prior to the reincorporation.

Treatment of Stock Options, Warrants and Other Equity Awards

Under the terms of the Plan of Conversion, upon consummation of the reincorporation each outstanding option or warrant to purchase a share of our common stock, and other equity awards relating to our common stock, will be deemed to constitute an option or warrant to purchase one share of common stock or equity award, as applicable, of Synthetic Biologics-Delaware at an exercise price per full share equal to the stated exercise price or other terms or provisions of the option, warrant or equity award.

Under the Plan of Conversion, Synthetic Biologics-Delaware will assume Synthetic Biologics-Nevada’s stock option plans, including the Synthetic Biologics, Inc. 2010 Stock Incentive Plan (the “Plan”), which following the reincorporation will be used by Synthetic Biologics-Delaware to make awards to directors, officers and employees of Synthetic Biologics-Delaware and others as permitted in the Plan.

Treatment of Outstanding Agreements

Our employment agreements and other employee benefit arrangements also will be continued by us upon the terms and subject to the conditions in effect at the time of the reincorporation.

We believe that the reincorporation will not affect any of our material contracts with any third parties, and that our rights and obligations under such material contractual arrangements will continue as our rights and obligations after the reincorporation.

Effect of the Reincorporation on Stock Certificates

The reincorporation will not have any effect on the transferability of outstanding stock certificates representing our common stock. The reincorporation will be reflected by our transfer agent in book-entry. For those stockholders that hold physical certificates, please do not destroy or send us your stock certificates. Following the reincorporation, stock certificates previously representing Synthetic Biologics-Nevada common stock may be delivered in effecting sales (through a broker or otherwise) of shares of Synthetic Biologics-Delaware common stock. Following the effective time of the reincorporation, any stock certificates submitted to our transfer agent for transfer, whether pursuant to a sale or otherwise, automatically will be exchanged for stock certificates of Synthetic Biologics-Delaware. It will not be necessary for you to exchange your existing stock certificates for stock certificates of Synthetic Biologics-Delaware, and if you do so, it will be at your own cost.

Effect on Number of Authorized Shares

The reincorporation will have no effect on the number of shares of common stock and preferred stock that we are authorized to issue. Under the Nevada Articles of Incorporation, we are authorized to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock. Similarly, as a Delaware corporation and under our Delaware Certificate of Incorporation after the reincorporation, we will be authorized to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock.

Certificate of Incorporation and Bylaws

The Plan of Conversion provides that the Delaware Certificate of Incorporation will be the certificate of incorporation of the corporation after the reincorporation, and the Synthetic Biologics-Delaware Bylaws will be the bylaws of the corporation after the reincorporation, in each case, unless and until later amended in accordance with Delaware law.

Effect of Vote for Reincorporation

A vote in favor of the reincorporation is a vote in favor of the Plan of Conversion, the articles of conversion, the certificate of conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws. Stockholders also should note that approval of the reincorporation also will constitute approval of our equity and other employee benefit and incentive plans continuing as plans of our company after the reincorporation.

Effect of Not Obtaining Required Vote for Approval

If we fail to obtain the requisite vote of our stockholders for approval of the reincorporation, the reincorporation will not be consummated and we will continue to be incorporated under the laws of the State of Nevada and governed by the NRS, the Nevada Articles of Incorporation and the current bylaws of Synthetic Biologics-Nevada (the “Nevada Bylaws”).

Discretion Not to Consummate Reincorporation

The reincorporation may be delayed by the Board of Directors or the Plan of Conversion may be terminated and abandoned by action of the Board of Directors at any time prior to the effective time of the reincorporation, whether before or after approval by our stockholders, if the Board of Directors determines for any reason that such delay or termination would be in the best interests of our company and stockholders.

Material U.S. Federal Income Tax Consequences of the Reincorporation to U.S. Holders

The following is a summary of the material United States federal income tax consequences to U.S. holders (as defined below) of the reincorporation. The discussion is based on the Code, regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances. For example, it does not consider the effect of any applicable state, local, or non-U.S. tax laws, or any non-income tax laws (such as estate and gift tax laws). In addition, it does not address all aspects of U.S. federal income taxation that may affect particular holders in light of their particular investment or tax circumstances, including, without limitation, holders subject to special tax rules, such as partnerships, subchapter S corporations or other entities that are fiscally transparent for U.S. federal income tax purposes, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding our common stock as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons whose functional currency for tax purposes is not the U.S. dollar, persons who acquired our common stock pursuant to the exercise of stock options or otherwise as compensation, persons whose common stock constitutes qualified business stock with the meaning of Section 1202 of the Code, and persons who are not “U.S. persons” as defined below. This summary also does not consider any alternative minimum or Medicare “net investment income” tax considerations. Furthermore, this discussion does not address the tax consequences of transactions occurring prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation). This summary only applies to persons who hold our common stock and will hold Synthetic Biologics-Delaware common stock as capital assets (generally, property held for investment) under the Code. In addition, this summary does not discuss any state, local, or non-United States tax considerations. Stockholders are urged to consult their tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations of the merger.

For purposes of this summary, a “U.S. holder” is, a beneficial owner of our common stock who is, for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation created in, or organized under the laws of, the United States or any state or political subdivision thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that otherwise elected to be treated as a United States person under applicable United States Treasury regulations.

We believe that the reincorporation of the Company from Nevada to Delaware should constitute a tax-free “reorganization” within the meaning of Section 368(a) of the Code. Assuming that the reincorporation will be treated for United States federal income tax purposes as a reorganization, (1) holders of the Company’s common stock will not recognize any gain or loss as a result of the consummation of the reincorporation, (2) the aggregate tax basis of shares of Synthetic Biologics-Delaware’s common stock received in the reincorporation will be equal to the aggregate tax basis of the shares of the Company’s common stock converted therefore, and (3) the holding period of the shares of Synthetic Biologics-Delaware’s common stock received in the reincorporation will include the holding period of the shares of Company common stock converted therefore.

No ruling will be sought from the IRS with respect to the United States federal income tax consequences of the reincorporation, and no assurance can be given that the United States federal income tax consequences described above will not be challenged by the IRS or, if challenged, will be upheld by a court. Accordingly, U.S. holders are urged to consult their tax advisors regarding the tax consequences of the reincorporation.

EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE THE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REINCORPORATION, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.

Dissenters’ Rights

Under Nevada law, the Company’s stockholders will not have dissenters’ rights in connection with the reincorporation because the shares of common stock are covered securities under Section 18(b)(1)(A) of the Securities Act.

Accounting Treatment

We expect that the reincorporation will have no effect from an accounting perspective because there is no change in the entity as a result of the reincorporation. As such, our financial statements previously filed with the SEC will remain our financial statements following the reincorporation.

Regulatory Approvals

The reincorporation will not be consummated unless and until stockholder approval is obtained. We will obtain all required consents of governmental authorities, including the filing of the articles of conversion with the Secretary of State of the State of Nevada and the filing of the certificate of conversion and the certificate of incorporation with the Secretary of State of the State of Delaware.

Blank Check Preferred Stock

The Nevada Articles of Incorporation and the Delaware Certificate of Incorporation both authorize the Board of Directors to issue shares of preferred stock in series with such preferences as designated at the time of issuance. Frequently, opportunities arise that require prompt action, and the Board of Directors believes that the delay necessary for stockholder approval of a specific issuance would be a detriment to our company and stockholders. The Board of Directors does not currently intend to seek stockholder approval prior to any issuance of a new class or series of preferred stock if the reincorporation is approved, except as required by law or regulation. Should the Board of Directors determine to issue a new class or series of preferred stock, it will only do so upon terms that the Board of Directors deems to be in the best interests of our company and stockholders.

It should be noted that the voting rights and other rights to be accorded to any unissued series of preferred stock of our company remain to be fixed by the Board of Directors. Accordingly, if the Board of Directors so authorizes, the holders of a new series of preferred stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions, might be given a disproportionately large number of votes or might be given preferences in dividend payment, liquidation or other rights. Such new series of preferred stock also could be convertible into a large number of shares of our common stock under certain circumstances or have other terms that might make acquisition of a controlling interest in our company more difficult or more costly, including the right to elect additional directors to the Board of Directors. Potentially, a new series of stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of our company. Also, a new series of stock could be privately placed with purchasers who might side with our management opposing a hostile tender offer or other attempt to obtain control of our company.

Comparison of Stockholder Rights Before and After the Reincorporation

As a result of differences between the NRS and the DGCL, as well as differences between the Nevada Articles of Incorporation and the Nevada Bylaws, on the one hand, and the Delaware Certificate of Incorporation and the Delaware Bylaws, on the other hand, the reincorporation will effect changes in the rights of our stockholders. Summarized below are material rights of the Company’s stockholders (including certain significant differences thereof) prior to and after giving effect to the reincorporation resulting from the differences between the NRS and the DGCL, the Nevada Articles of Incorporation and the Nevada Bylaws and the Delaware Certificate of Incorporation and the Delaware Bylaws.

The summary below does not purport to be a complete statement of the respective rights of holders of our common stock before and after the reincorporation, and is qualified in its entirety by reference to the NRS and the DGCL, to our Nevada Articles of Incorporation and Nevada Bylaws, and to our Delaware Certificate of Incorporation and Delaware Bylaws.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
ELECTIONS; VOTING; PROCEDURAL MATTERS
Director Elections	The Nevada Bylaws provide for an annual election of directors, with the directors to hold office until the next annual meeting of stockholders or until their earlier death, incapacity, resignation, disqualification or removal.	Similar to the Nevada Bylaws, the Delaware Bylaws provide for an annual election of directors, with the directors to hold office until the next annual meeting of stockholders or until their earlier death, incapacity, resignation, disqualification or removal.
	The Nevada Bylaws provide that election of directors is by a plurality of the vote.	The Delaware Bylaws provide that election of directors is by a plurality of the vote.
Number of Directors	The NRS provides that a corporation must have at least one director and may provide in its articles of incorporation or bylaws for a fixed or variable number of directors, and for the manner in which the number of directors may be increased or decreased.	The comparable provision of the DGCL is substantially the same as the described provision of Nevada law.
	The Nevada Bylaws provide that the board of directors will consist of one or more members, the number thereof to be determined from time to time by the board of directors.	The Delaware Certificate of Incorporation provides that the number of directors is fixed by resolution adopted by a majority of the authorized number of directors constituting the board of directors of Synthetic Biologics-Delaware.
	The Nevada Bylaws do not provide stockholders with the right to set the board size, absent an amendment to the Nevada Bylaws or Nevada Articles of Incorporation.	The Delaware Bylaws do not provide stockholders with the right to fix the number of directors.
Classified Board of Directors	The NRS permits corporations to classify their boards of directors. At least one-quarter of the total number of directors of a Nevada corporation must be elected annually.	The comparable provision of the DGCL is substantially the same as the described provision of Nevada law, except that under Delaware law the board of directors may be divided into a maximum of three classes of directors, such that at least one-third of the total number of directors of a Delaware corporation must be elected annually.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
	The Nevada Articles of Incorporation do not provide for a classified board of directors.	The Delaware Certificate of Incorporation does not provide for a classified board of directors.
Removal of Directors	Under the NRS, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. The NRS does not distinguish between removal of directors with or without cause.	Under the DGCL, directors of a corporation without a classified board may be removed, with or without cause, by the holders of only a majority of the shares then entitled to vote (in contrast to Nevada’s two-thirds requirement).
	The Nevada Bylaws currently provide that any director or the entire board of directors may be removed at any time, with or without cause and only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.	The Delaware Certificate of Incorporation provides that directors may be removed, with or without cause, by the holders of at least a majority of the votes regularly entitled to vote at an election of directors.
Board Action by Written Consent	The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS.
	The Nevada Bylaws provide that any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee consent thereto in writing.	The Delaware Bylaws contain substantially the same provision as the Nevada Bylaws regarding any action to be taken at any meeting of the board or any committee thereof may be taken without a meeting if all members of the board of directors or committee consent thereto in writing.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Vacancies	Under the NRS, all vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. Unless otherwise provided in the articles of incorporation, the board may fill the vacancies caused by resignation for the remainder of the term of office of the resigning director or directors. Unless otherwise provided in the articles of incorporation or bylaws, directors chosen to fill any other vacancies will hold office until a successor is elected and qualified, or until the director resigns or is removed.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS. The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
Further, if, at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created.
	The Nevada Articles of Incorporation do not address vacancies on the board; however, the Nevada Bylaws currently provide that any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, and any directors so chosen will hold office until the next annual meeting of stockholders and until their successors are elected and qualified.	The Delaware Certificate of Incorporation and the Delaware Bylaws contains substantially the same provision as the Nevada Bylaws regarding the filling of vacancies.
Special Meetings of Stockholders	The NRS provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, the entire board of directors, any two directors, or the president of the corporation may call a special meeting of the stockholders.	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws. The comparable provision of the DGCL is substantially the same as the described provision of the NRS, except that only the board of directors is given the default right to call a special meeting pursuant to a resolution adopted by a majority of the total number of authorized directors.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
	The Nevada Bylaws provide that special meetings of the stockholders of the company may be called and conducted only by (1) by the chairman of the board of directors, if any; (2) by the vice chairman of the board, if any; or (3) by the president, and the Nevada Bylaws provide that business transacted at a special meeting will be limited to the purposes stated in the written notice. The Secretary is required to call a special meeting of stockholders within 120 days of his or her receipt of written notice of a request from the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting.	The Delaware Bylaws provide that special meetings of the stockholders of Synthetic Biologics-Delaware may be called only (1) by a majority of the board of directors; (2) by the chairman of the board of directors; or (3) by the chief executive officer.
Failure to Hold an Annual Meeting	Under the NRS, if a company fails to hold an annual meeting to elect directors within 18 months after the last election, a Nevada district court may order an election upon the petition of one or more stockholders holding 15% of the corporation’s voting power.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS, except that there are different requirements for the waiting period and for who may petition the court. The DGCL provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the last election of directors, a director or any stockholder (not just a stockholder or group of stockholders holding more than 15% of the corporation’s voting power) of the corporation may apply to the Court of Chancery of the State of Delaware to order an annual meeting for the election of directors.

Adjournment of Stockholder Meetings	Under the NRS, a company is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting.	Under the DGCL, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Stockholder Voting Provisions	Under the NRS, unless otherwise provided by the articles of incorporation or bylaws: (1) a majority of the voting power present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum at a meeting of stockholders; (2) generally, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceed the number of votes cast in opposition to the action; (3) directors are generally elected by a plurality of the votes cast at the election; (4) where a separate vote by a class or series is permitted or required, a majority of the voting power of the class or series that is present or represented by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum; and (5) where a separate vote by a class or series is permitted or required, generally an act by the stockholders of each such class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS and provides that unless otherwise provided by the certificate of incorporation or bylaws: (1) a majority of the voting power present in person or by proxy generally constitutes a quorum at a meeting of stockholders; (2) generally, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceed the number of votes cast in opposition to the action; (3) directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on election of directors; and (4) where a separate vote by a class or series is required, a majority of the voting power of the class or series that is present or represented by proxy generally constitutes a quorum. except that under the DGCL, in no event may a quorum consist of less than one-third of the shares entitled to vote at a meeting, and where a separate vote by a class or series is required, a quorum may consist of no less than one-third of the shares of such class or series.
	The Nevada Bylaws provide that the holders of a majority of the outstanding shares of each class entitled to vote at the meeting, present in person or represented by a proxy, constitute a quorum. The Nevada Bylaws further provide that the action by the stockholders on a matter other than the election of directors is approved by the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter.	The Delaware Bylaws provide that the holders of a majority of the outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. The Delaware Bylaws do not otherwise change the statutory rule.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Stockholder Action by Written Consent	The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS and provide that unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing, except that, in addition, the DGCL requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders that did not consent in writing.
	The Nevada Bylaws allow for an action of the stockholders by written consent without a meeting if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not allow for an action of the stockholders by written consent.
Advance Notice Bylaw Provisions	The NRS permits a corporation to include in its bylaws provisions requiring advance notice of and information requirements for business to be brought before an annual or special meeting of stockholders, including nominations of persons for election as directors.	The DGCL permits a corporation to include in its bylaws provisions requiring advance notice of and information requirements for business to be brought before an annual or special meeting of stockholders, including nominations of persons for election as directors.
	The Nevada Bylaws do not contain specific advance notice or information requirements for business to be brought before an annual or special meeting of stockholders.	The Delaware Bylaws contain advance notice and information requirements for business to be brought before an annual or special meeting of stockholders, including nominations of persons for election as directors. As a result, stockholders must satisfy specific timing and information requirements in order to have a proposal considered at or in order to nominate a person for election as a director at an annual or special meeting. Any proposal or nomination that fails to comply with these timing and information requirements may be disqualified.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Under the Delaware Bylaws, for nominations for the election to the board of directors to be properly brought before an annual meeting of stockholders, stockholders must deliver written notice to our Secretary setting forth as to each nominee (1) the name, age, business address and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by the nominee; (4) the dates on which such shares were acquired and the investment intent of such acquisition; (5) a completed and signed questionnaire, representation and agreement in the form set forth in the Delaware Bylaws; and (6) information concerning the nominee that would be required to be disclosed in a proxy statement or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act.
Other than proposals sought to be included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, for business other than director nominations to be properly brought before an annual meeting of stockholders, stockholders must deliver written notice to our Secretary setting forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
The written notices above must also set forth (1) the name of the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made (each, a “Proponent”), as they appear on the corporation’s books; (2) the class series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (3) a description of any agreement, arrangement or understanding with respect to such nomination or proposal between any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (4) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose the business that is specified in the notice; (5) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees or to carry such proposal; (6) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (7) a description of all derivative transactions by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
To be timely, written notices must be received by our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Duration of Proxies	Under the NRS, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless provided otherwise in the proxy, which duration may not exceed seven years.	Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Stockholder Vote for Mergers and Other Corporate Reorganizations	Unless otherwise provided in the articles of incorporation, the NRS requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. So long as the surviving corporation is organized in Nevada, the NRS does not generally require a stockholder vote of the surviving corporation if: (1) the existing articles of incorporation are not amended; (2) each share of stock of the surviving corporation outstanding immediately before the merger is identical after the merger; (3) the number of voting shares outstanding immediately after the merger, plus the number of new voting shares issued as a result of the merger will not exceed the total number of voting shares of the surviving corporation outstanding immediately before the merger by more than 20%; and (4) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger will not exceed the total number of participating shares outstanding immediately before the merger by more than 20%.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS and requires authorization by a majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation, except that there is no distinction between voting shares and participating shares under the DGCL. The DGCL does not require a stockholder vote of the surviving corporation if (1) the existing certificate of incorporation is not amended; (2) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is identical after the merger; and (3) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or if the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.
	The Nevada Articles of Incorporation do not contain any specific provisions that depart from the provisions of the NRS.	The Delaware Certificate of Incorporation does not contain any specific provisions that depart from the provisions of the DGCL.
Cumulative Voting	The NRS permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures are followed.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS and permits cumulative voting in the election of directors as long as the certificate of incorporation provides for cumulative voting and certain procedures are followed.
	There is no provision granting cumulative voting rights in the election of the directors in the Nevada Articles of Incorporation or Nevada Bylaws.	Like the Nevada Articles of Incorporation, the Delaware Certificate of Incorporation and Delaware Bylaws do not have a provision granting cumulative voting rights in the election of the directors.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
INDEMNIFICATION OF OFFICERS AND DIRECTORS AND ADVANCEMENT OF EXPENSES; LIMITATION ON PERSONAL LIABILITY
Indemnification	Under the NRS, a corporation may indemnify current and former directors, officers, employees and other agents, or individuals serving as a director, officer employee or other agent of another entity at the request of the corporation, against expenses incurred in any action brought against those persons as a result of their role on behalf of the corporation, if those persons meet a minimum standard of conduct and certain other requirements are satisfied. A director, officer, employee or other agent of the corporation who is successful in defense of any proceeding subject to the Nevada corporate statutes’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’s fees.	The comparable provision of the DGCL is substantially the same as the described provision of Nevada law.
Under the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if: the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise in defending any proceeding subject to the Delaware corporate statutes’ indemnification provisions shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
	The Nevada Articles of Incorporation and the Nevada Bylaws provide that we will, to the fullest extent and in the manner permitted by Nevada law, indemnify each of our directors, officers, and employees, and each of our directors, officers, and employees serving other enterprises on our behalf, against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a company agent.	The Delaware Certificate of Incorporation and Delaware Bylaws provide that Synthetic Biologics-Delaware will indemnify its directors and executive officers to the fullest extent permitted by Delaware law, subject to the standards set forth in the Delaware Certificate of Incorporation.
Advancement of Expenses	Under the NRS, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent of the corporation to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS. The DGCL provides that expenses incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized under the indemnification laws of Delaware. Such expenses may be so paid upon such terms and conditions as the corporation deems appropriate. Under Delaware law, unless otherwise provided in its certificate of incorporation or bylaws, a corporation has the discretion whether or not to advance expenses.
	The Nevada Articles of Incorporation specifically provide that we will pay expenses incurred by an individual selected for indemnification by the board of directors in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such individual to repay such amount if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified by us.	The Delaware Bylaws include a provision that Synthetic Biologics-Delaware will pay expenses incurred by an individual selected for indemnification by the board of directors in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such individual to repay such amount if it is ultimately determined by a court of competent jurisdiction that such individual is not entitled to be indemnified by us.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Limitation on Personal Liability of Directors	Under the NRS, neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its stockholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud or knowing violation of law. The NRS does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.	The DGCL does not statutorily limit the personal liability of a director, but does permit a corporation to adopt provisions in its certificate of incorporation that limit or eliminate the liability of a director in substantially the same manner as the NRS, except that a corporation may not limit the liability of a director for actions involving a breach of the duty of loyalty or improper personal benefit.
	The Nevada Articles of Incorporation and the Nevada Bylaws allow for the elimination of director liability to the fullest extent permitted by Nevada law.	The Delaware Certificate of Incorporation provides for substantially the same limitations on director liability as the Nevada Articles of Incorporation, except that director liability is limited to the fullest extent permitted by Delaware law rather than to the fullest extent permitted by Nevada law, and the Delaware Certificate of Incorporation provides that if an amendment is made to Delaware law, director liability is limited to the fullest extent permitted by the amended Delaware law.
DIVIDENDS
Declaration and Payment of Dividends	Under the NRS, a corporation may make distributions to its stockholders, including by the payment of dividends, provided that, after giving effect to the distribution, the corporation would be able to pay its debts as they become due and the corporation’s total assets would not be less than the sum of its total liabilities plus any amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of stockholders whose rights are superior to those receiving the distribution.	The comparable provision of the DGCL is significantly different than the described provision of the NRS. Under the DGCL, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends only out of surplus (defined as the excess of a corporation’s net assets over the aggregate par value of such corporation’s issued stock), or if no surplus exists, out of net profits for the year in which the dividend is declared and/or the preceding year, and only if the amount of capital of the corporation is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. A corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation. A repurchase or redemption would impair the capital of a corporation if the funds used for such repurchase or redemption would exceed the amount of such corporation’s surplus.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
	The Nevada Articles of Incorporation and the Nevada Bylaws do not contain any specific provisions that depart from the provisions of the NRS.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not contain any specific provisions that depart from the provisions of the DGCL.
ANTI-TAKEOVER STATUTES
Business Combination Statute	The NRS generally prohibits an interested stockholder from engaging in a business combination with a corporation that has at least 200 stockholders of record for two years after the person first became an interested stockholder unless the combination or the transaction is approved by the board of directors before the person first became an interested stockholder. An interested stockholder is (1) a person that beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (2) an affiliate or associate of the corporation that, at any time within the past two years, was an interested stockholder of the corporation. Because we currently have fewer than 200 stockholders of record, this provision of the NRS is not now applicable to us.	The DGCL provides for a similar three year prohibition on business combinations with interested stockholders, except the prohibition is limited to corporations with securities that are either listed on a national securities exchange or held of record by more than 2,000 stockholders. Delaware law also generally defines an interested stockholder as the beneficial owner of 15% or more of a company’s stock, which is higher than the 10% threshold set by the NRS. Further, unlike the NRS, under the DGCL the moratorium will not apply if the business combination is approved by the holders of two-thirds of the company’s voting stock not owned by the interested stockholder.
	A Nevada corporation may elect not to be governed by these provisions in its original articles of incorporation, or it may adopt an amendment to its articles of incorporation expressly electing not to be governed by these provisions, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote.	The comparable provision of the DGCL (Section 203 of the DGCL) is substantially the same as the described provision of the NRS regarding the ability of a company to elect not to be governed by the provisions of state law regarding business combinations.
	The Nevada Articles of Incorporation and the Nevada Bylaws do not contain any specific provisions that depart from the provisions of the NRS.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not contain any specific provisions that depart from the provisions of the DGCL.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Control Share Acquisition Statute	The NRS limits the rights of persons acquiring a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. Under Nevada law, an acquiring person that acquires a controlling interest in such a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, that does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares.	Delaware does not have a control share acquisition statute. See “Business Combination Statute” above for a description of Section 203 of the DGCL regarding business combinations with interested stockholders.
The control share acquisition statute does not apply if the corporation opts out of such provision in the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.
The Nevada Articles of Incorporation and the Nevada Bylaws do not contain any specific provisions that depart from the provisions of the NRS.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
AMENDMENTS TO CHARTER AND BYLAWS
Amendments to the Charter	Under the NRS, subject to certain exceptions, in order for a corporation to amend its articles of incorporation, its board of directors must first adopt a resolution setting forth the amendment proposed and either call a special meeting of the stockholders entitled to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment. At the meeting, a vote of the stockholders entitled to vote must be taken for and against the proposed amendment. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, such amendment must be approved by the holders of shares representing a majority of the voting power of such class. Whenever the articles of incorporation require for action the vote of a greater number or proportion than is required by Nevada law, the provision of the articles of incorporation requiring such greater vote shall not be altered, amended or repealed except by such greater vote.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS.
	The Nevada Articles of Incorporation do not contain any specific provisions that depart from the provisions of the NRS. The Nevada Articles of Incorporation currently provide that the board of directors is authorized to amend, alter, change or repeal any provision in the Nevada Articles of Incorporation.	The Delaware Certificate of Incorporation does not contain any specific provisions that depart from the provisions of the DGCL. The Delaware Certificate of Incorporation provides that the board of directors of Synthetic Biologics-Delaware is authorized to amend, alter, change or repeal any provision contained in the Delaware Certificate of Incorporation upon the affirmative vote of a majority of the stockholders.
Amendment of Bylaws	The NRS provides that, unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders.	The DGCL states that the power to adopt, amend or repeal a company’s bylaws shall be vested in the stockholders entitled to vote, provided that a company’s certificate of incorporation may confer such power on the board of directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
	The Nevada Bylaws provide that both the board of directors and the stockholders entitled to vote may adopt, amend or appeal any provisions of the Nevada Bylaws.	The Delaware Bylaws provide that the board of directors is authorized to adopt, amend, or repeal any provision contained in the Delaware Bylaws. The Delaware Bylaws further provide that the stockholders can adopt, amend, or repeal any provision contained in the Delaware Bylaws upon the affirmative vote of sixty-six and two-thirds percent of the voting power of the capital stock of the corporation.
MISCELLANEOUS
Interested Party Transactions	Under the NRS, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other organization in which one or more of its directors or officers are directors or officers, or are financially interested, is not void or voidable solely for that reason, if one or more of the following circumstances exist: (1) the director’s or officer’s interest is known to the board of directors or stockholders and the transaction is approved by the board or stockholders in good faith without counting the vote or votes of the interested director or officer; (2) the common interest is known to the stockholders, and they approve or ratify the transaction in good faith by a majority vote of stockholders; (3) the common interest is not known to the interested director or officer at the time the transaction is brought before the board; or (4) the transaction is fair to the corporation at the time it is authorized or approved.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS regarding interested party transactions, except that the DGCL provides that the fact that the common interest is not known to the director or officer at the time the transaction is brought before the board is not sufficient to overcome the presumption that such a transaction is void or voidable solely because it is an interested party transaction. The DGCL provides that no contract or transaction between a company and one or more of its directors or officers, or between a company and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is void or voidable if: (1) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or a committee thereof, which authorizes the contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by the stockholders; or (3) the contract or transaction is fair to the company as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or stockholders.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Authorization of Capital Stock	Under the NRS, if a corporation desires to have more than one class or series of stock, the articles of incorporation must prescribe, or vest authority in the board of directors to prescribe, the classes, series and the number, and the voting powers, designations, preferences, limitations, restrictions and relative rights, of each class or series of stock. If more than one class or series of stock is authorized, the articles of incorporation or the resolution of the board of directors passed pursuant to a provision of the articles must prescribe a distinguishing designation for each class and series. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock must be described in the articles of incorporation or the resolution of the board of directors before the issuance of shares of that class or series.	The comparable provision of the DGCL is substantially the same as the described provision of the NRS.
	The Nevada Articles of Incorporation authorizes 250,000,000 shares of common stock and 10,000,000 shares of preferred stock.	The Delaware Certificate of Incorporation authorizes 250,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Appraisal Rights	Under the NRS, a stockholder of a Nevada corporation has the right to dissent from, and to obtain payment of the fair value of his shares in the event of: (1) the consummation of a plan of merger to which the corporation is a party if (a) approval by the stockholders is required for the merger or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger or (b) the corporation is a subsidiary and is merged with its parent; (2) the consummation of a plan of conversion to which the corporation is a party as the corporation whose subject owner’s interests will be converted; (3) the consummation of a plan of exchange to which the corporation is a party as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange; or (4) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares.	Although the appraisal process operates differently, the comparable provision of the DGCL provides substantially the same rights as the described provision of the NRS.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
Notwithstanding the paragraph above, unless the articles of incorporation provide otherwise, stockholders have no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series that: (a) is a “covered security” under Section 18(b)(1)(A) or (B) of the Securities Act, or (b) is traded in an organized market and held by at least 2,000 stockholders, and has a market value of at least $20 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares. Notwithstanding the foregoing, dissenters’ rights are available to stockholders if the stockholders are required to accept anything other than cash or shares of any class or series of shares of any corporation, or any other proprietary interest of any other entity, in exchange for their shares, provided that the standards set forth in item (a) or (b) in the preceding sentence are satisfied with respect to their shares at the time the corporate action becomes effective.
	The Nevada Articles of Incorporation and the Nevada Bylaws do not contain any provisions regarding appraisal rights.	The Delaware Certificate of Incorporation and the Delaware Bylaws do not contain any provisions regarding appraisal rights.
Blank Check Preferred Stock	Under the Nevada Articles of Incorporation, Synthetic Biologics-Nevada is authorized to issue up to 10,000,000 shares of preferred stock. The shares of preferred stock have not been designated into separate series. No shares of preferred stock are currently outstanding.	Under the Delaware Certificate of Incorporation, Synthetic Biologics-Delaware is authorized to issue up to 10,000,000 shares of preferred stock. The shares of preferred stock have not been designated into separate series. No shares of preferred stock will be outstanding as of the date of the reincorporation.
	The Nevada Articles of Incorporation authorize the board of directors to define the rights, preferences and privileges of the preferred stock prior to issuance.	The Delaware Certificate of Incorporation will authorize the board of directors to define the rights, preferences and privileges of the preferred stock prior to issuance.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
	The ability of the board of directors to issue and set the rights, preferences and privileges of the preferred stock could make it more difficult or discourage an attempt to obtain control of a company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in a company’s best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.	The ability of the board of directors to issue and set the rights, preferences and privileges of the preferred stock could make it more difficult or discourage an attempt to obtain control of a company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in a company’s best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.
	In addition, the Nevada Articles of Incorporation grant the board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.	In addition, the Delaware Certificate of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.
Taxes and Fees	Nevada charges corporations incorporated in Nevada nominal annual corporate fees based on the value of the corporation’s authorized stock with a minimum fee of $175, as well as a $200 business license fee, and does not impose any franchise taxes on corporations.	Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $180,000, based on an equation consisting of the number of shares authorized, or the number of shares outstanding and the net assets of the corporation.

Provision	NRS and Nevada Articles of Incorporation and Nevada Bylaws	DGCL and Delaware Certificate of Incorporation and Delaware Bylaws
We estimate that Synthetic Biologics-Delaware’s annual Delaware franchise tax fee will be approximately $180,000, based on its existing capitalization and assets. We believe that the benefits discussed above in “— Reasons for Reincorporation” justify the additional annual fees we will be required to pay as a Delaware corporation.
Forum Adjudication	The Nevada Articles of Incorporation and Bylaws do not contain any provisions regarding forum adjudication.	The Delaware Certificate of Incorporation and the Delaware Bylaws provide that unless our company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of our company; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or our stockholders; (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Delaware Certificate of Incorporation or the Delaware Bylaws; and (4) any action asserting a claim governed by the internal affairs doctrine.

The Plan of Conversion has been approved by the Board of Directors. A vote in favor of this Proposal 6 is a vote to approve the reincorporation through the Plan of Conversion, including approval of the Delaware Certificate of Incorporation and the Delaware Bylaws.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 6 TO APPROVE THE REICORPORATION FROM THE STATE OF NEVADA TO THE STATE OF DELAWARE.

PROPOSAL 7

ADJOURNMENT OF THE ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY,
TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT
VOTES IN FAVOR OF PROPOSAL 6

Adjournment to Solicit Additional Proxies

If we fail to receive a sufficient number of votes to approve Proposal 6 — Approval of the Reincorporation of Synthetic Biologics from the State of Nevada to the State of Delaware, we may propose to adjourn the 2016 Annual Meeting of Stockholders for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal 6. We currently do not intend to propose adjournment of the 2016 Annual Meeting of Stockholders, if there are sufficient votes in favor of Proposal 6.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” PROPOSAL 7 TO ADJOURN THE 2016 ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 6.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Compensation Program

A. Philosophy and Objectives

The Compensation Committee seeks to attract and retain executive talent by offering competitive base salaries, bonuses and long-term incentives. The Compensation Committee’s philosophy is to provide a compensation package that attracts and retains superior executive talent and delivers higher rewards for superior performance and consequences for underperformance. It is also the Compensation Committee’s practice to provide a balanced mix of cash and equity-based compensation that aligns both the short and long-term interests of our executives with that of our stockholders. Our executive compensation program is based on the following philosophies and objectives:

•	Compensation Should Align with Stockholders’ Interests — The Compensation Committee believes that executives’ interests should be aligned with those of the stockholders. Executives are granted stock options so that their total compensation is tied directly to the same value realized by our stockholders. Executive bonuses are tied directly to the value that we gain from an executive’s contribution to our success as a whole.
•	Compensation is Competitive — The Compensation Committee seeks to provide a total compensation package that attracts, motivates and retains the executive talent that we need in order to maximize its return to stockholders. To accomplish this objective, executive compensation is reviewed annually to ensure that compensation levels are competitive and reasonable given our level of performance and other comparable companies with which we competes for talent.
•	Compensation Motivates and Rewards the Achievement of Goals — Our executive compensation program is designed to appropriately reward both individual and collective performance that meets and exceeds our annual, long-term and strategic goals. To accomplish this objective, a substantial percentage of total compensation is variable, “at risk”, both through annual incentive compensation and the granting of long-term incentive awards.

B. Compensation Administration

Role of the Compensation Committee

Pursuant to the terms of its charter, the Compensation Committee is responsible for the review of all aspects of our executive compensation program and makes decisions regarding the compensation of Named Executive Officers. The Compensation Committee’s responsibilities include, but are not limited to the following:

•	Establishing on an annual basis the performance goals and objectives for purposes of determining the compensation of our Chief Executive Officer and other members of senior management.
•	Evaluating the Chief Executive Officer’s and other Named Executive Officer’s performance at least annually in light of those goals and objectives, and based upon these evaluations setting the compensation level for those officers.
•	Reviewing the competitive position of, and making recommendations to the Board of Directors with respect to the cash-based and equity-based compensation plans and our programs relating to compensation and benefits.
•	Overseeing administration of our stock option plan and incentive compensation plans, making recommendations to the Board of Directors regarding the granting of options and incentives and otherwise assisting the Board of Directors in administering awards under these plans.
•	Reviewing the financial performance and operations of our major benefit plans.

Additional information regarding the Compensation Committee’s responsibilities is set forth in its charter, which is posted on our website at www.syntheticbiologics.com.

Role of the Chief Executive Officer

Our Chief Executive Officer, Jeffery Riley, makes recommendations to the Compensation Committee regarding the compensation of our other Named Executive Officers. Mr. Riley does not participate in any discussions or processes concerning his own compensation, and participates in a non-voting capacity in discussions or processes concerning the compensation of our Chief Financial Officer and other members of senior management.

C. Program Design

The Compensation Committee uses a simple and straightforward approach in compensating our Named Executive Officers in which base salary, annual incentives and stock options are the principal components. In addition, executives generally participate in the same benefit programs as other full-time employees.

Our executive compensation program is designed to provide executives with a reasonable level of fixed compensation through base salary and benefits, and an opportunity to earn incentive compensation through the annual and long-term incentive programs based on a mix of individual and corporate performance and increases in the value of our stock. The incentive plans are designed to pay well when performance meets or exceeds expectations and pay little or no incentive if performance is below expectations.

As an executive’s level of responsibility increases, the Compensation Committee generally targets a greater portion of the executive’s compensation to be contingent upon performance. For example, our Chief Executive Officer and Chief Financial Officer have a higher percentage of compensation at risk (and thus greater upside and downside potential) relative to our other employees. The Compensation Committee believes this is appropriate because the Chief Executive Officer and Chief Financial Officer have the greatest influence on our performance.

D. Compensation Review Process

The Compensation Committee annually reviews compensation for our Named Executive Officers. The Compensation Committee considers the executive’s role and responsibilities, corporate and individual performance, and industry-wide compensation practices and trends for other companies of similar size. This approach is used to set base salaries, bonuses, stock option award levels and the mix of compensation elements.

When making compensation decisions, the Compensation Committee compares the compensation for our Named Executive Officers with the compensation at several comparable companies. To that end, in 2015 the Compensation Committee utilized a number of resources which included compensation surveys prepared by Radford Global Life Sciences Survey and Top 5 Data Services, Inc. In addition, executive compensation information was internally compiled that included a 2014 Compensation Peer Group Analysis of the following nine public US BioPharma companies (“peer group”), each with market capitalizations of between $200 and $500 million and lead product candidates in Phase 2 clinical development: Affimed N.V., Akebia Therapeutics Inc., Applied Genetic Technologies Corp, aTyr Pharma Inc., Adverum Biotechnologies Inc., Concert Pharmaceuticals Inc., Idera Pharmaceuticals Inc., Ignyta Inc. and Regulus Therapeutics Inc.

E. Components of Compensation

We provide four compensation components to Named Executive Officers:

•	base salary;
•	bonuses based on the achievement of specified goals and objectives;
•	long-term incentives; and
•	benefits.

1. Base Salaries

We provide our Named Executive Officers a base salary commensurate with their position, responsibilities and experience. In setting the base salary, the Compensation Committee considers the scope and accountability associated with each Named Executive Officer’s position and such factors as performance and experience of each Named Executive Officer. We design base pay to provide the essential reward for an employee’s work, and are required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay may be provided to recognize an employee’s specific performance achievements. The base salaries are targeted to be competitive with other similar biotechnology companies. Base salaries for the Named Executive Officers are set by their respective employment contracts and are reviewed annually by the Compensation Committee. Our Chief Executive Officer and Chief Financial Officer typically make performance assessments of our other employees throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels. Based on the analysis, surveys and other comparative research performed by the Committee, the Committee was able to compare the overall compensation package for the Chief Executive Officer and Chief Financial Officer, including base salary, long-term incentives and bonuses. It was determined that our Chief Executive Officer’s base salary that had remained at $385,000 since April 2014 was below the 50th percentile of the peer group and the companies surveyed in the Radford Global Life Sciences Survey. Therefore the base salary for our Chief Executive Officer was increased to $550,000 in December 2015, to keep the salaries competitive with those of similarly situated executives in our peer group. Our Chief Financial Officer’s base salary remained the same as in his employment agreement effective May 1, 2015.

Named Executive Officer	Base Salary
Jeffrey Riley, Chief Executive Officer and President	$550,000
Steven A. Shallcross, Chief Financial Officer, Treasurer and Secretary	$315,000

2. Bonuses

The Compensation Committee also makes recommendations to the full Board of Directors for determining bonuses. The Compensation Committee also used information from the report and analysis discussed above in determining bonuses as well as its own research of peer company compensation. For the year ended December 31, 2015, the Compensation Committee approved a $288,750 cash bonus and an option grant exercisable for 500,000 shares of our common stock for Mr. Riley and a $137,813 cash bonus and an option grant exercisable for 100,000 shares of our common stock for Mr. Shallcross.

The employment agreement with each of Mr. Riley and Mr. Shallcross that was in effect during 2015 provided that each was eligible for a cash bonus of up to seventy five percent (75%) of his base salary in cash or equity and each of Mr. Riley and Mr. Shallcross received bonuses with a value equal to seventy five percent (75%) of their base salary. The bonuses are to be rewarded based on whether, in the discretion of the Compensation Committee and the Board of Directors, our company and the Named Executive Officer met certain objectives established by the Compensation Committee or the Board of Directors. The Compensation Committee believes that the granting of a bonus is appropriate to motivate the Named Executive Officers. The Compensation Committee focuses on individual performance, which enables the Compensation Committee to differentiate among executives and emphasize the link between personal performance and compensation. Although the Compensation Committee does not use any fixed formula in determining bonuses, it does link them to financial objectives of importance to it. The following factors were among the reviewed in determining the bonus: successful execution of a financing raising substantial capital; advancement of the clinical development program, expansion of existing programs; recruitment and retention of key members of management and scientific advisory board and compliance with the NYSE MKT and SEC rules and regulations. Actual levels of achievement were not assigned to any one factor and the performance objectives were looked at in totality.

3. Long-Term Incentives

The Compensation Committee has elected to grant stock options to the Named Executive Officers and other key employees as the primary long-term incentive vehicle. In making this determination, the Compensation Committee considered a number of factors including: the accounting impact, potential value of stock option grants versus other equity instruments and cash incentives, and the alignment of equity participants with stockholders. The Compensation Committee determined to grant stock options to:

•	enhance the link between the creation of stockholder value and executive compensation;
•	provide an opportunity for equity ownership;

•	act as a retention tool; and
•	provide competitive levels of total compensation.

Each of Mr. Riley and Mr. Shallcross were granted options exercisable for 750,000 and 900,000 shares of common stock, respectively, upon hire. Mr. Riley’s bonus for the years ended December 31, 2013 and 2014 included grant of options exercisable for 500,000 and 350,000 shares of common stock, respectively. In addition, Mr. Riley’s and Mr. Shallcross’ 2015 bonus included a grant of options exercisable for 500,000 and 100,000 shares of common stock, respectively The stock options granted vest in equal monthly installments over a three year term.

The Compensation Committee reviews the performance, potential burn rates and dilution levels to create an option pool that may be awarded to employee participants. Grants to the Named Executive Officers were determined by the Compensation Committee after reviewing market data, including the reports and analysis discussed above and after considering each executive’s performance, role and responsibilities.

The Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. Option grants are effective on the date the award determination is made by the Compensation Committee and the exercise price of options is the closing market price of our common stock on the business day of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

4. Benefits

Named Executive Officers are eligible to participate in our standard medical, dental, vision, disability insurance, life insurance plans and other health and welfare plans provided to other full time employees.

Each of our Named Executive Officers are entitled to participate in our 401(k) program.

Pension Benefits

We do not currently provide pension arrangements or post-retirement health coverage for our employees, although we may consider such benefits in the future.

Retirement Benefits

Each of our Named Executive Officers are eligible to participate in our 401(k) contributory defined contribution plan. Pursuant to our 401(k) plan, all eligible employees, including our Named Executive Officers, are provided with a means of saving for their retirement.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation plans to our employees, although we may consider such benefits in the future.

Conclusion

Attracting and retaining talented and motivated management and key employees is essential to creating long-term stockholder value. Offering a competitive, performance-based compensation program with a substantial equity component helps to achieve this objective by aligning the interests of the executive officers and other key employees with those of stockholders. We believe that our compensation program met these objectives and that our 2015 compensation program was appropriate in light of the challenges we and our employees face.

Risk Analysis of Our Compensation Program

Our Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. As part of its assessment, the Compensation Committee considered, among other factors, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing company-wide and individual financial, operational and other performance goals.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2015. Based on the review and the discussions, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved), that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2015.

This report is submitted by the Compensation Committee.

Jeffrey Kraws (Chairman)
Scott L. Tarriff
Jeffrey Wolf

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Background information about our sole executive officer who is not a nominee for election as a director is set forth below.

Steven A. Shallcross.  Mr. Shallcross joined Synthetic Biologics in June 2015 as Chief Financial Officer, Treasurer and Secretary. Mr. Shallcross brings to Synthetic Biologics operational, financial and international biotech industry experience, as well as an established track record at leading the financial development and strategy for several publicly traded biotech companies. From May 2013 through May 2015, Mr. Shallcross served as Executive Vice President and Chief Financial Officer of Nuo Therapeutics, Inc. (formerly Cytomedix, Inc.). In January 2016, Nuo Therapeutics, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. From July 2012 to May 2013, Mr. Shallcross held the offices of Executive Vice President, Chief Financial Officer and Treasurer of Empire Petroleum Partners, LLC, a motor fuel distribution company. From July 2011 to March 2012, Mr. Shallcross was Acting Chief Financial Officer of Senseonics, a privately-held medical device company located in Germantown, MD. From January 2009 to March 2011, he served as Executive Vice President and Chief Financial Officer of Innocoll AG (formerly privately held Innocoll Holdings, Inc.), a global, commercial-stage biopharmaceutical company specializing in the development and commercialization of collagen based products. He also served for four years as the Chief Financial Officer and Treasurer of Vanda Pharmaceuticals, Inc., leading the company through its successful IPO and follow-on offering and previously served as the Senior Vice President and Chief Financial Officer of Middlebrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical Corporation). In addition Mr. Shallcross also served as the Chief Financial Officer of Bering Truck Corporation. He holds an MBA from the University of Chicago’s Booth School of Business, a Bachelor of Science degree in Accounting from the University of Illinois, Chicago, and is a Certified Public Accountant in the State of Illinois.

[2]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation awarded to, earned by or paid to Jeffrey Riley, Steven A. Shallcross and C. Evan Ballantyne, our Named Executive Officers, during the years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Options Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jeffrey Riley President and Chief Executive Officer(3)	2015	$396,875	$288,750		$1,767,490	$97,986	$2,551,101
	2014	374,068	275,000	(6)	1,186,500	20,006	1,855,574
	2013	348,000	125,000	(7)	—	15,579	488,579
Steven A. Shallcross(4) Chief Financial Officer	2015	$183,750	$137,813		$2,119,855	$11,657	$2,453,075

C. Evan Ballantyne(5) Former Chief Financial Officer	2015	$124,356	$—		$297,167	$294,711	$716,234
	2014	324,068	150,000	(6)	355,950	19,085	849,103
	2013	298,000	80,000	(7)	—	15,579	393,579

(1)	Amount reflects the grant date fair value of the Named Executive Officer’s stock options, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. Mr. Riley was issued an option to purchase 349,000 shares of common stock in January 2015 and an option to purchase 500,000 shares of common stock in December 2015; both awards vest monthly over 36 months. Mr. Shallcross was issued an option to purchase 900,000 shares of common stock in June 2015 and an option to purchase 100,000 shares of common stock in December 2015; both awards vest monthly over 36 months. Mr. Ballantyne was issued an option to purchase 200,000 shares of common stock in January 2015.
(2)	The all other compensation column is comprised of vacation accrual paid, and the portion of medical, dental and vision premiums paid by us on behalf of our Named Executive Officer. These benefits are offered to all Synthetic Biologics’ employees who work at least 17.5 hours per week. In the case of Mr. Ballantyne, this also includes payments pursuant to his Severance Agreement.
(3)	Mr. Riley was appointed as our President and Chief Executive Officer on February 3, 2012. Mr. Riley’s salary was increased in December 2015 to $550,000.
(4)	Mr. Shallcross was appointed as our Chief Financial Officer on June 1, 2015. Mr. Shallcross’ annual salary is $315,000.
(5)	Mr. Ballantyne resigned as our Chief Financial Officer on May 14, 2015.
(6)	These bonuses were earned in 2014 and paid in 2015.
(7)	These bonuses were earned in 2013 and paid in 2014.

OUTSTANDING EQUITY AWARDS AT YEAR-END

The table below reflects all outstanding equity awards made to each of the Named Executive Officers that are outstanding at December 31, 2015. We currently grant stock-based awards pursuant to our 2010 Stock Incentive Plan (the “2010 Stock Plan”) and have outstanding awards under our 2001 Stock Incentive Plan (the “2001 Stock Plan”) and 2007 Stock Incentive Plan (the “2007 Stock Plan”).

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey Riley	12/04/15	(1)	—	500,000	$2.76	12/04/22
	01/08/15	(1)	86,500	262,500	$1.54	01/08/25
	04/17/14	(1)	277,778	222,222	$2.52	04/17/24
	02/03/12	(1)	750,000	—	$2.30	02/03/22
	11/17/11	(2)	100,000	—	$0.49	11/17/18
	01/05/11	(3)	25,000	—	$1.50	01/05/18
	12/01/10	(3)	8,333	—	$0.74	12/01/20
	03/03/10	(3)	25,000	—	$0.87	03/03/20
Steven A. Shallcross	12/04/15	(1)	—	100,000	$2.76	12/04/22
	06/01/15	(1)	150,000	750,000	$2.16	06/01/25

(1)	Options will vest pro rata, on a monthly basis, over 36 months.
(2)	12,500 options vested immediately on the date of grant; the balance of options vested quarterly.
(3)	Options vested immediately on the date of grant.

Grants of Plan-Based Awards for 2015

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2015 to our Named Executive Officers. The equity awards granted in 2015 identified in the table below are also reported in the table above entitled “Outstanding Equity Awards at Year End”:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Jeffrey Riley	N/A	—	—	$—	$—
	01/08/15	—	350,000	$1.54	$520,000
	12/04/15	—	500,000	$2.76	$1,247,000
Steven A. Shallcross	N/A	—	—	$—	$—
	06/01/15	—	900,000	$2.16	$1,870,000
	12/04/15	—	100,000	$2.76	$249,000
C. Evan Ballantyne	N/A	—	—	$—	$—
	01/08/15	—	200,000	$1.54	$297,000

(1)	Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date.
(2)	Amount reflects the grant date fair value of the Named Executive Officer’s stock options, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. Mr. Riley was issued an option to purchase 350,000 shares of common stock in January 2015 and an option to purchase 500,000 shares of common stock in

December 2015; both awards vest monthly over 36 months commencing on the first month following the applicable grant date. Mr. Shallcross was issued an option to purchase 900,000 shares of common stock in June 2015 in connection with the commencement of his employment and 100,000 shares of common stock in December 2015; both awards vest monthly over 36 months commencing on the first month following the applicable grant date. Mr. Ballantyne was issued an option exercisable for 200,000 shares of common stock in January 2015 that vested monthly over 36 months commencing on the first month following the applicable grant date.

Option Exercises and Stock Vested in 2015

The following table presents information concerning stock options exercised by the Named Executive Officers in 2015. There were no stock awards held by our Named Executive Officers that vested in 2015.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Jeffrey Riley	—	$—
Steven A. Shallcross	—	$—
C. Evan Ballantyne	16,666	$13,000

(1)	The value realized represents the number of shares of restricted stock vested multiplied by the market value of the underlying shares on the vesting date.

Employment Agreements

Effective February 3, 2012, Jeffrey Riley was appointed to serve as our Chief Executive Officer and President. In connection with his appointment, Mr. Riley entered into a three-year employment agreement (the “Original Riley Agreement”). Pursuant to the Original Riley Agreement, Mr. Riley was entitled to an annual base salary of $348,000 and was eligible for discretionary performance and transactional bonus payments. Additionally, Mr. Riley was granted options to purchase 750,000 shares of our common stock with an exercise price equal to the per share market price on the date of issue. These options will vest pro rata, on a monthly basis, over 36 months. Effective April 17, 2014, Mr. Riley’s Original Riley Agreement was amended to increase his base salary to $385,000. Effective March 18, 2015, we entered into a new two-year employment agreement with Mr. Riley (the “Riley Employment Agreement”). Pursuant to the new Riley Employment Agreement, Mr. Riley’s annual base salary remained at $385,000. Beginning in 2015 and for each full calendar year thereafter, Mr. Riley will be eligible for an annual performance bonus of up to seventy-five percent (75%) of his base salary. The annual bonus will be based upon the Board’s assessment of Mr. Riley’s performance. The Riley Employment Agreement also includes confidentiality obligations, inventions assignments by Mr. Riley as well as change in control, non-solicitation and non-competition provisions. Effective December 4, 2015, we entered into an amendment to the Riley Employment Agreement dated March 18, 2015, to increase Mr. Riley’s annual base salary to $550,000.

On April 28, 2015, we entered into a two-year employment agreement with Steven A. Shallcross (the “Shallcross Employment Agreement”), who was appointed to serve as the Company’s Chief Financial Officer, Treasurer and Secretary, effective June 1, 2015. Pursuant to the Shallcross Employment Agreement, Mr. Shallcross is entitled to an annual base salary of $315,000. Additionally, Mr. Shallcross was granted options to purchase 900,000 shares of the Company’s common stock with an exercise price equal to the per share market price on the date of issue. These options vest pro rata, on a monthly basis, over 36 months. In 2015 and for each full calendar year thereafter, Mr. Shallcross will be eligible for an annual performance bonus of up to seventy-five percent (75%) of his base salary. The annual bonus is to be based upon the Board’s assessment of Mr. Shallcross’ performance. The Shallcross Employment Agreement also includes confidentiality obligations and inventions assignments by Mr. Shallcross and non-solicitation and non-competition provisions.

The Riley Employment Agreement and the Shallcross Employment Agreement each have a stated term of two years but may be terminated earlier pursuant to their terms. If either Mr. Riley’s or Mr. Shallcross’ (each an “Executive”) employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated (1) by us without Cause or by the Executive for Good Reason (as each is defined below) then in addition to paying the Accrued Obligations, (x) we will continue to pay his then current base salary and continue to provide benefits at least equal to those which were provided at the time of termination for a period of twelve (12) months and (y) he shall have the right to exercise any vested equity awards until the earlier of six (6) months after termination or the remaining term of the awards, or (2) by reason of his death or Disability (as defined in the Riley Employment Agreement and the Shallcross Employment Agreement), then in addition to paying the Accrued Obligations, he would have the right to exercise any vested options until the earlier of six (6) months after termination or the remaining term of the awards. In such event, if the Executive commenced employment with another employer and becomes eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits to be provided by us as described herein will terminate.

The Riley Employment Agreement and the Shallcross Employment Agreement each provide that upon the closing of a “Change in Control” (as defined below), the time period that the Executive will have to exercise all vested stock options and other awards that the Executive may have will be equal to the shorter of: (i) six (6) months after termination, or (ii) the remaining term of the award(s). Upon the closing of a Change in Control, all of Mr. Shallcross’ unvested options shall immediately vest. If within one year after the occurrence of a Change in Control, the Executive terminates his employment for “Good Reason” or the Company terminates the Executive’s employment for any reason other than death, Disability or Cause, the Executive will be entitled to receive: (i) the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); (ii) all unreimbursed expenses (if any); (iii) an aggregate amount (the “Change in Control Severance Amount”) equal to two times the sum of the base salary plus an amount equal to the bonus that would be payable if the “target” level performance were achieved under the Company’s annual bonus plan (if any) in respect of the year during which the termination occurs (or the prior year if bonus levels have not yet been established for the year of termination); and (iv) the payment or provision of any other benefits. The Change in Control Severance Amount is to be paid in a lump sum, if the Change in Control event constitutes a “change in the ownership” or a “change in the effective control” of us or a “change in the ownership of a substantial portion of a corporation’s assets” (each within the meaning of Section 409A of the Internal Revenue Code), or in 48 substantially equal payments, if the Change in Control event does not so comply with Section 409A. Upon the termination of employment for Good Reason by the Executive or upon the involuntary termination of employment of Executive for any reason other than death, Disability or Cause, in either case within two years commencing after the occurrence of a Change in Control, the Executive will be entitled to receive for a period of two years commencing on the date of such termination medical, dental, life and disability coverage for himself and his family members which is not less favorable than the coverage carried by us at the time of termination.

For the purposes of the Riley Employment Agreement and the Shallcross Employment Agreement “Change in Control” is defined as: (i) any person or entity becoming the beneficial owner, directly or indirectly, of our securities representing fifty (50%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger or consolidation of us in which our voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation; or (iii) a sale of substantially all of our assets or our liquidation or dissolution.

For purpose of the Riley Employment Agreement and the Shallcross Employment Agreement, “Good Reason” is defined as the occurrence of any of the following events without the respective Executive’s consent: (i) a material reduction in the Executive’s base salary (other than an across-the-board decrease in base salary applicable to all of our executive officers); (ii) a material breach of the employment agreement by us; (iii) a material reduction in the Executive’s duties, authority and responsibilities relative to the Executive’s duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of the

Executive’s principal place of employment, without the Executive’s consent, in a manner that lengthens his one-way commute distance by fifty (50) or more miles from his then-current principal place of employment immediately prior to such relocation.

For purposes of the Riley Employment Agreement and the Shallcross Employment Agreement, “Cause” is defined as that the Executive shall have engaged in any of the following acts or that any of the following events shall have occurred, all as determined by the Board of Directors in its sole and absolute discretion: (i) gross insubordination, acts of embezzlement or misappropriation of funds, fraud, dereliction of fiduciary obligations; (ii) conviction of a felony or other crime involving moral turpitude, dishonesty or theft (including entry of a nolo contendere plea); (iii) willful unauthorized disclosure of confidential information belonging to the us or entrusted to us by a client; (iv) material violation of any provision of the Executive’s employment agreement, of any of our policies, and/or of a confidentiality agreement, which, to the extent it is curable by the Executive, is not cured by the Executive within thirty (30) days of receiving written notice of such violation by us; (v) being under the influence of drugs (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of the Executive’s duties; (vi) engaging in behavior that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other egregious conduct that violates laws governing the workplace; or (vii) willful failure to perform his written assigned tasks, where such failure is attributable to the fault of the Executive which, to the extent it is curable by the Executive, is not cured by Executive within thirty (30) days of receiving written notice of such violation by us.

Effective February 6, 2012, C. Evan Ballantyne was appointed as our Chief Financial Officer. In connection with his appointment, Mr. Ballantyne entered into a three-year employment agreement, pursuant to which Mr. Ballantyne was entitled to an annual base salary of $298,000 and eligible for discretionary performance and transactional bonus payments. Additionally, Mr. Ballantyne was granted options to purchase 425,000 shares of our common stock with an exercise price equal to our per share market price on the date of issue. These options provided for vesting pro rata, on a monthly basis, over 36 months.

On March 18, 2015, we entered into a new two-year employment agreement with C. Evan Ballantyne (the “Ballantyne Employment Agreement”). Pursuant to the new Ballantyne Employment Agreement, Mr. Ballantyne’s annual base salary remained at $335,000. Beginning in 2015 and for each full calendar year thereafter, Mr. Ballantyne was eligible for an annual performance bonus of up to seventy five percent (75%) of his base salary. The annual bonus was to be based upon the Board’s assessment of Mr. Ballantyne’s performance. The Ballantyne Employment Agreement also included confidentiality obligations and inventions assignments by Mr. Ballantyne as well as change in control, non-solicitation and non-competition provisions.

Effective May 14, 2015, C. Evan Ballantyne, resigned his positions as Chief Financial Officer, Treasurer and Secretary. Pursuant to his resignation, we entered into a Severance Agreement effective May 14, 2015 (the “Severance Agreement”) with C. Evan Ballantyne. We agreed to pay Mr. Ballantyne as a severance payment his current base salary and continue to provide benefits at least equal to those which were provided at the time of termination for a period of twelve (12) months, as well as accrued and unpaid base salary and expense reimbursement. Mr. Ballantyne had the ability to exercise all stock options issued to him that vested prior to May 14, 2015 at any time prior to December 31, 2015. The Severance Agreement also contains additional provisions that are customary for agreements of this type. These include confidentiality and non-solicitation provisions.

The following table shows the estimated, incremental amounts that would have been payable to the Named Executive Officers upon the occurrence of the indicated event, had the applicable event occurred on December 31, 2015. These amounts would be incremental to the compensation and benefit entitlements described above that are not contingent upon a termination or change in control. The amounts attributable to the vesting of stock options are based upon the fair market value of our common stock on December 31, 2015, which was $2.29 per share. The actual compensation and benefits the Named Executive Officer would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in the price of our common stock and any additional benefits the Named Executive Officer may have accrued as of that time under the applicable employment agreement.

Name	Event	Salary & Other Continuing Payments ($)		Extension of Post-Termination Exercise Period ($)(4)	Total ($)
Jeffrey Riley	Termination without Cause or resignation for Good Reason	$572,000	(1)	$335,000	$907,000
	Upon Death or Disability	$—		$335,000	$335,000
	Termination without Cause or resignation for Good Reason following a Change of Control	$1,977,000	(2)	$335,000	$2,312,000
Steven A. Shallcross	Termination without Cause or resignation for Good Reason	$335,000	(1)	$94,000	$429,000
	Upon Death or Disability	$—		$94,000	$94,000
	Termination without Cause or resignation for Good Reason following a Change of Control	$1,153,000	(2)	$750,000	$1,903,000
	Change of Control	$—		$750,000	$750,000
C. Evan Ballantyne	Termination without Cause or resignation for Good Reason	$335,000	(3)	$—	$335,000

(1)	Base salary and COBRA premiums, and, where provided under the applicable employment agreement, pro-rated bonus. Pro-rated bonus amounts assume annual bonus at 100% of target performance (75% of base salary).
(2)	Two times base salary and COBRA premiums, and, where provided under the applicable employment agreement, pro-rated bonus. Pro-rated bonus amounts assume annual bonus at 100% of target performance (75% of base salary).
(3)	Effective May 14, 2015, Mr. Ballantyne resigned from his positions at the Company. This payment reflects the amount paid to Mr. Ballantyne pursuant to his Severance Agreement.
(4)	Reflects the increase in value of the spread, or in-the-money value, as of the end of the extended exercise period provided under the applicable employment agreement, as compared to the value of the spread at December 31, 2015, of options to purchase our common stock which were vested as of, or which would vest upon the occurrence of, the specified event, where provided under the applicable employment agreement, as assuming that the price of our common stock was the closing price on December 31, 2015, $2.29 per share. Does not include the value of out-of-the-money options. Please refer to the Outstanding Equity Awards at Year End table above for listing of the vested and unvested stock options held by the Named Executive Officers as of December 31, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 1, 2016, or as otherwise set forth below, with respect to the beneficial ownership of our common stock (i) all persons known to us to be the beneficial owners of more than 5% of the outstanding shares of our common stock; (ii) each of our directors and our named executive officers named in the Summary Compensation Table; and (iii) all of our directors and our executive officers as a group.

Name and Address of Beneficial Ownership(2)	Shares Owned(1)
	Number of Share Owned	Percentage of Shares(3)
Intrexon(4)	9,613,268	10.6%
Knoll Capital Management, LP and its affiliates(5)	4,754,557	5.2%
Jeffrey J. Kraws(6)	558,771	*
Jeff Riley(7)	1,565,955	1.7%
Steven A. Shallcross(8)	369,444	*
Scott L. Tarriff(9)	221,666	*
Jeffrey Wolf, JD(10)	279,998	*
Randall J. Kirk(11)	13,238,268	14.6%
All executive officers and directors as a group (5 persons)	2,995,834	3.2%

*	represents less than 1% of our common stock
(1)	The address for each beneficial owner except Intrexon Corporation, Knoll Capital Management, LP (“KCMLP”), Gakasa Holdings, LLC (“Gakasa”) and Fred Knoll, and Randal J. Kirk is 9605 Medical Center, Suite 270, Rockville, Maryland 20850. The address for Intrexon Corporation is 20358 Seneca Meadows Pkwy, Germantown, Maryland 20876. The address for KCMLP, Gakasa and Mr. Knoll is 5 East 44th Street, Suite 12, New York, New York 10017. The address for Mr. Kirk is The Governor Tyler, 1881 Grove Avenue, Radford, Virginia 24141.
(2)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, to the knowledge of the Company, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Pursuant to the rules of the SEC, the number of shares of our common stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of June 1, 2016.
(3)	As of June 1, 2016, the Company had 90,186,682 shares of common stock outstanding.
(4)	Share ownership information is based on information contained in a Schedule 13D/A filed with the SEC on September 2, 2015. Does not include additional shares that have not yet been earned but may in the future be earned under the terms of agreements with Intrexon Corporation.
(5)	Includes warrants to purchase 1,020,408 shares of common stock. Each of KCMLP and Mr. Knoll are deemed to indirectly beneficially own such 4,754,557 shares (comprised of 3,734,149 shares of common stock and warrants to purchase 1,020,408 shares of common stock) due to the fact that KCMLP has trading authority for Gakasa, and Mr. Knoll is the President of KCMLP. The foregoing information is based solely on information contained in Schedule 13G filed on March 1, 2016 by Gakasa, KCMLP and Mr. Knoll reporting beneficial ownership of such shares and warrants.
(6)	Includes 558,771 shares issuable upon exercise of options held by Mr. Kraws that are exercisable within the 60-day period following June 1, 2016. Does not include an additional 83,334 shares issuable upon exercise of options held by Mr. Kraws that are not exercisable within the 60-day period following June 1, 2016.
(7)	Includes 10,400 shares of common stock and 1,555,555 shares issuable upon exercise of options held by Mr. Riley that are exercisable within the 60-day period following June 1, 2016. Does not include an additional 702,778 shares issuable upon exercise of options held by Mr. Riley that are not exercisable within the 60-day period following June 1, 2016.

(8)	Includes 369,444 shares issuable upon exercise of options held by Mr. Shallcross that are exercisable within the 60-day period following June 1, 2016. Does not include an additional 630,556 shares issuable upon exercise of options held by Mr. Shallcross that are not exercisable within the 60-day period following June 1, 2016.
(9)	Includes 221,666 shares issuable upon exercise of options held by Mr. Tarriff that are exercisable within the 60-day period following June 1, 2016. Does not include an additional 83,334 shares issuable upon exercise of options held by Mr. Tarriff that are not exercisable within the 60-day period following June 1, 2016.
(10)	Includes 10,842 shares of common stock and 269,156 shares issuable upon exercise of options held by Mr. Wolf that are exercisable within the 60-day period following June 1, 2016. Does not include an additional 83,334 shares issuable upon exercise of options held by Mr. Wolf that are not exercisable within the 60-day period following June 1, 2016.
(11)	Share ownership information is based on information contained in a Schedule 13D/A filed with the SEC on September 2, 2015. All such shares are held by Intrexon Corporation and NRM VII Holdings I, LLC. Mr. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital of Intrexon Corporation, and controls NRM VII Holdings I, LLC. Mr. Kirk disclaims beneficial ownership of the shares held by Intrexon Corporation and NRM VII Holdings I, LLC, except to the extent of any pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit Committee Charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions” as required by Section 120 of the NYSE MKT Company Guide. For purposes of our Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

Except as described below, there have been no reportable “Related Party Transactions” since January 1, 2015.

Indemnification Agreements

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions limiting the liability of, and providing indemnification to, each of our directors, officers and employees as well as persons serving at our request as directors, officers, employees or agents of other entities, to the fullest extent permitted by applicable law.

In addition, we have entered into an indemnification agreement with each of our directors and executive officers.

Collaboration Agreement

In August 2015, we expanded our relationship with Intrexon Corporation (“Intrexon”), which is a holder of more than 5% of our common stock, and entered into an Exclusive Channel Collaboration agreement (“ECC”) with Intrexon that governs a “channel collaboration” arrangement in which we will use Intrexon’s technology relating to the development and commercialization of novel biotherapeutics for the treatment of patients with phenylketonuria (PKU). In connection with the ECC, we paid Intrexon a technology access fee by the issuance of 937,500 shares of our common stock, having a value equal to $3 million as of August 7, 2015.

Registration Rights

Pursuant to the Second Amendment to the Registration Rights Agreement by and between us and Intrexon Corporation, dated as of August 10, 2015, we filed a “resale” registration statement to register the shares issued under the Intrexon Stock Issuance Agreement, which was declared effective by the SEC on October 15, 2015.

AVAILABILITY OF REPORT ON FORM 10-K

Our audited consolidated financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Upon your written request, we will provide to you a complimentary copy of our

2015 Annual Report on Form 10-K as filed with the SEC. Your request should be mailed to the Corporate Secretary, Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our website at www.syntheticbiologics.com and clicking on “Investors,” then on “Annual Meeting Materials.”

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our proxy materials, including this Proxy Statement. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and other annual meeting materials, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement and other annual meeting materials to the Corporate Secretary, Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850 or by calling us at (301) 417-4364. Stockholders who currently receive multiple copies of the Proxy Statement at their addresses and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS

Stockholder proposals which are intended to be presented at the 2017 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by the Company by March 8, 2017.

A stockholder who intends to present business, including the nomination of a director, at the 2017 Annual Meeting of Stockholders other than pursuant to Rule 14a-8, must currently comply with the requirements set forth in our Nominations Committee’s charter. Stockholders should consult our Nominations Committee’s charter to ensure that all of the specific requirements of such notice are met. If our stockholders approve Proposal 6, related to our reincorporation from the State of Nevada to the State of Delaware, the procedures that stockholders will be required to follow in order to present business at our next annual meeting will be as set forth in the amended and restated bylaws of the Company that the Board of Directors will adopt. For a description of these procedures, see “— Comparison of Stockholder Rights Before and After the Reincorporation” above.

Available Information on Corporate Governance and SEC Filings

Through our website (www.syntheticbiologics.com), we make available, free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, all amendments to those reports, and other filings with the SEC, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. We also make the following documents available on ours website: the Audit Committee Charter; the Compensation Committee Charter; the Nominations Committee Charter; our Code of Conduct; and our Code of Ethics for Financial Management. You may also obtain a copy of any of the foregoing documents, free of charge, if you submit a written request to the Corporate Secretary, Synthetic Biologics, Inc., 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850.

No person is authorized to give any information or make any representation other than that contained in this Proxy Statement, and if given or made, such information may not be relied upon as having been authorized.

APPENDIX A

SYNTHETIC BIOLOGICS, INC.
(FORMERLY KNOWN AS ADEONA PHARMACEUTICALS, INC.)
2010 STOCK INCENTIVE PLAN
(as amended on May 31, 2016)

ARTICLE I
GENERAL

1.1 Purpose

The purpose of the Synthetic Biologics, Inc. (formerly known as Adeona Pharmaceuticals, Inc.) 2010 Stock Incentive Plan (the “Plan”) is to provide an incentive for the employees, directors, and consultants to Synthetic Biologics, Inc. (formerly known as Adeona Pharmaceuticals, Inc.) (the “Company”) and its subsidiaries an incentive (a) to enter into and remain in the service of the Company; (b) to enhance the long-term performance of the Company; and (c) to acquire a proprietary interest in the success of the Company.

1.2 Administration

1.2.1 The Plan shall be administered by the Compensation Committee (the “Committee”) of the board of directors of the Company (the “Board”), which shall consist of not less than two directors. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), all actions relating to awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Committee is a “non-employee director” within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of “non-employee directors”. To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the members of the Committee shall be “outside directors” within the meaning of section 162(m).

1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan; (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1; (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations; (d) to make all determinations necessary or advisable in administering the Plan; (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan; (f) to amend the Plan to reflect changes in applicable law; (g) to determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares of the Company’s common stock, par value $.001 (the “Common Stock”), other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, canceled, forfeited or suspended; and (h) to determine whether, to what extent and under what circumstances cash, shares of the Common Stock, other securities, other awards or other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

1.2.4 The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

1.2.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.2.6 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, grant awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.3 Persons Eligible for Awards

Awards under the Plan may be made to such directors, officers and other employees of the Company and its subsidiaries (including prospective employees conditioned on their becoming employees), and to such consultants to the Company and its subsidiaries (collectively, “key persons”) as the Committee shall in its discretion select.

1.4 Types of Awards Under the Plan

Awards may be made under the Plan in the form of: (a) incentive stock options (within the meaning of section 422 of the Code); (b) nonqualified stock options; (c) stock appreciation rights; (d) restricted stock; (e) restricted stock units; and (f) other stock-based awards, all as more fully set forth in Article II. The term “award” means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.

1.5 Shares Available for Awards

1.5.1 The total number of shares of the Common Stock which may be transferred pursuant to awards granted under the Plan shall not exceed 14,000,000. The 14,000,000 shares referred to in the immediately preceding sentence include 3,000,000 shares of common stock initially included in the Plan when the Plan was adopted on September 27, 2010, 3,000,000 shares added to the Plan as of September 17, 2013, 2,000,000 shares added to the Plan as of May 15, 2015 and 6,000,000 shares added to the plan as of May 31, 2016. Such shares may be authorized but unissued shares of the Common Stock or authorized and issued shares of the Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If, after the effective date of the Plan, any award is forfeited or any award otherwise terminates or is cancelled without the delivery of shares of Stock, then the shares covered by such award or to which such award relates shall again become available for transfer pursuant to awards granted or to be granted under this Plan. Any shares of Stock delivered by the Company, any shares of Stock with respect to which awards are made by the Company and any shares of Stock with respect to which the Company becomes obligated to make awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for awards under this Plan.

1.5.2 Upon certain changes in Stock, the number of shares of Stock available for issuance with respect to awards under the Plan, as set forth in Sections 1.5.1 and 1.5.2, shall be adjusted pursuant to Section 3.7.1.

1.5.3 Except as provided in this Section 1.5 and in Section 2.3.7, there shall be no limit on the number or the value of the shares of Stock that may be subject to awards to any individual under the Plan.

1.6 Definitions of Certain Terms

1.6.1 The “Fair Market Value” of a share of Stock on any day shall be determined as follows.

(a) If the principal market for the Stock (the “Market”) is a national securities exchange, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

(b) If the Market is the Over the Counter Bulletin Board or another market, the average of the high bid and low asked price for Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or

(c) In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Stock on any day shall be determined in good faith by the Committee.

1.6.2 The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable

Plan Agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “nonqualified stock option.”

1.6.3 The term “employment” means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee’s association with the Company or a subsidiary as a director, consultant or otherwise.

1.6.4 A grantee shall be deemed to have a “termination of employment” upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee’s association with the Company constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine whether the termination of a grantee’s employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

1.6.5 The term “cause,” when used in connection with termination of a grantee’s employment, shall have the meaning set forth in any then-effective employment agreement between the grantee and the Company or a subsidiary thereof. In the absence, of or in addition to, as the case may be, such an employment agreement provision, “cause” means: (a) conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company to public ridicule or embarrassment; (d) material violation of the Company’s policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee’s duties for the Company or a subsidiary or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination shall be final, binding and conclusive.

ARTICLE II
AWARDS UNDER THE PLAN

2.1 Agreements Evidencing Awards

Each award granted under the Plan shall be evidenced by a written agreement (“Plan Agreement”) which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Such provisions may include, without limitation, a requirement that the grantee become a party to a stockholders’ agreement with respect to any shares of Stock acquired pursuant to the award, a requirement that the grantee acknowledge that such shares are acquired for investment purposes only, and a right of first refusal exercisable by the Company in the event that the grantee wishes to transfer any such shares. The Committee may grant awards in tandem with or in substitution for any other award or awards granted under this Plan or any award granted under any other plan of the Company or any subsidiary. Payments or transfers to be made by the Company or any subsidiary upon the grant, exercise or payment of an award may be made in such form as the Committee shall determine, including cash, shares of Stock, other securities, other awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules established by the Committee. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2 No Rights as a Stockholder

No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.

2.3 Grant of Stock Options and Stock Appreciation Rights

2.3.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, “options”) to purchase shares of the Common Stock from the Company, to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan.

2.3.2 The Committee may grant stock appreciation rights to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

2.3.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of the Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Plan Agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of the Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

2.3.4 Each Plan Agreement with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of the Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of the Common Stock.

2.3.5 Each Plan Agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant.

2.3.6 The Committee may in its discretion include in any Plan Agreement with respect to an option (the “original option”) a provision that an additional option (the “additional option”) shall be granted to any grantee who, pursuant to Section 2.4.3(b), delivers shares of the Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of the Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of the Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.4.3(b) in payment of such exercise price shall have been held for at least six months.

2.3.7 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options.

2.3.8 Notwithstanding the provisions of Sections 2.3.4 and 2.3.5, to the extent required under section 422 of the Code, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.4 Exercise of Options and Stock Appreciation Rights

Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

2.4.1 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall prescribe.

2.4.2 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable Plan Agreement provides otherwise, by delivery of shares of the Common Stock (which, if acquired pursuant to exercise of a stock option, were acquired at least six months prior to the option exercise date) and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe.

2.4.3 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of the Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee’s stockbroker.

2.5 Termination of Employment; Death

2.5.1 Except to the extent otherwise provided in Section 2.5.2 or 2.5.3 or in the applicable Plan Agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee’s employment for any reason (including death).

2.5.2 If a grantee’s employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within 90 days after employment terminates, except that this 90 day period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the award as set forth in the Plan Agreement. In the case of an incentive stock option, the term “disability” for purposes of the preceding sentence shall have the meaning given to it by section 422(c)(6) of the Code.

2.5.3 If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee’s awards are exercisable pursuant to Section 2.5.2, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee’s death or the expiration date of the award. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.3 and 3.7 hereof.

2.6 Grant of Restricted Stock

2.6.1 The Committee may grant restricted shares of Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a Plan Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

2.6.2 Promptly after a grantee accepts a restricted stock award, the Company shall issue in the grantee’s name a certificate or certificates for the shares of the Common Stock covered by the award. Upon the issuance of such certificate(s), the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to the nontransferability restrictions and Company repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Plan Agreement.

2.6.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

2.6.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Plan Agreement provides otherwise, additional shares of Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

2.6.5 During the 120 days following termination of the grantee’s employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the grantee (or the grantee’s estate) any amount paid by the grantee for such shares.

2.7 Grant of Restricted Stock Units

2.7.1 The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

2.7.2 At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. In the event of the termination of the grantee’s employment by the Company and its subsidiaries for any reason, restricted stock units that have not become nonforfeitable shall be forfeited and cancelled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an award of restricted stock units.

2.7.3 At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company shall transfer to the grantee one unrestricted, fully transferable share of the Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of the Common Stock.

2.8 Other Stock-Based Awards

The Committee may grant other types of stock-based awards (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of the Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of the Common Stock.

ARTICLE III
MISCELLANEOUS

3.1 Amendment of the Plan; Modification of Awards

3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, after the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

3.1.2 Stockholder approval of any amendment shall be obtained to the extent necessary to comply with section 422 of the Code (relating to incentive stock options) or other applicable law or regulation.

3.1.3 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Agreement. However, any such amendment (other than an amendment pursuant to Section 3.7.2, relating to change in control) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2 Tax Withholding

3.2.1 As a condition to the receipt of any shares of the Common Stock pursuant to any award or the lifting of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award (including, without limitation, FICA tax), the Company shall be entitled to require that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.2.2 If the event giving rise to the withholding obligation is a transfer of shares of the Common Stock, then, unless otherwise specified in the applicable Plan Agreement, the grantee may satisfy the withholding obligation imposed under Section 3.2.1 by electing to have the Company withhold shares of the Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3 Restrictions

3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “plan action”), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

3.3.2 The term “consent” as used herein with respect to any plan action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a plan action by any governmental or other regulatory bodies.

3.4 Non-assignability

Except to the extent otherwise provided in the applicable Plan Agreement, no award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.5 Notification of Election Under Code Section 83(b)

If any grantee shall, in connection with the acquisition of shares of the Common Stock under the Plan, make the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.6 Notification Upon Disqualifying Disposition

If any grantee shall make any disposition of shares of the Common Stock issued pursuant to the exercise of an incentive stock option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within 10 days thereof.

3.7 Adjustment Upon Changes in Stock

3.7.1 Shares Available for Grants.  In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of the Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5.1, and the individual annual limit described in Section 1.5.2, shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of the Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of the Common Stock with respect to which awards: (i) may be granted under Article II hereof and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Committee may deem appropriate, unless such adjustment would cause any award that would otherwise qualify as performance based compensation with respect to a “162(m) covered employee” (as defined in Section 162 of the Code), to cease to so qualify.

3.7.2 Outstanding Restricted Stock and Restricted Stock Units.  Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock, the issue date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or otherwise treated as was the certificate for the underlying share of restricted stock, pursuant to Section 2.6.3 hereof.

The Committee may, in its absolute discretion, adjust any grant of shares of restricted stock, the issue date with respect to which has not occurred as of the date of the occurrence of any of the following events, or any grant of restricted stock units, to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

3.7.3 Outstanding Options and Stock Appreciation Rights — Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of the Common Stock subject to each outstanding option and stock appreciation right, and the exercise price-per-share of the Common Stock of each such option and stock appreciation right.

3.7.4 Outstanding Options and Stock Appreciation Rights — Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each option and stock appreciation right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of the Common Stock subject to such option or stock appreciation right would have received in such merger or consolidation.

3.7.5 Outstanding Options and Stock Appreciation Rights — Certain Other Transactions.  In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of the Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(i)	cancel, effective immediately prior to the occurrence of such event, each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of the Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of the Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right;
(ii)	cancel, effective immediately prior to the occurrence of such event, each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted, for each share of the Common Stock subject to such option or stock appreciation right, respectively, the property (including cash) received by the holder of a share of the Common Stock as a result of such event; or
(iii)	provide for the exchange of each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property which a holder of the number of shares of the Common Stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

3.7.6 Outstanding Options and Stock Appreciation Rights — Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.7.3, 3.7.4 or 3.7.5 hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options and stock appreciation rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of the Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of the Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right.

3.7.7 No Other Rights.  Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of the Common Stock subject to an award or the exercise price of any option or stock appreciation right. Except as otherwise provided in Section 3.7, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

3.8 Right of Discharge Reserved

Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

3.9 Nature of Payments

3.9.1 Any and all grants of awards and issuances of shares of the Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

3.9.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.

3.10 Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11 Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13 Effective Date and Term of Plan

3.13.1 The Plan was adopted by the Board on September 27, 2010, subject to approval by the Company’s stockholders, which approval occurred on November 2, 2010. The Plan was amended on May 15, 2015, to increase the number of shares of the Common Stock that may be transferred pursuant to awards granted under the Plan by 2,000,000 to 8,000,000. The Plan was further amended on May 31, 2016, subject to approval by the Company’s stockholders to increase the number of shares of the Common Stock that may be transferred pursuant to awards granted under the Plan by 6,000,000 to 14,000,000. All awards under the Plan prior to such stockholder approval (if any) are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

3.13.2 Unless sooner terminated by the Board, the Plan will terminate on the close of business on September 27, 2020, ten years from the original effective date. All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14 Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflict of laws.

APPENDIX B

PLAN OF CONVERSION
OF
SYNTHETIC BIOLOGICS, INC., A NEVADA CORPORATION
INTO
SYNTHETIC BIOLOGICS, INC., A DELAWARE CORPORATION

THIS PLAN OF CONVERSION, dated as of [           ], 2016 (including all of the Exhibits attached hereto, this “Plan”), is hereby adopted by Synthetic Biologics, Inc., a Nevada corporation, in order to set forth the terms, conditions and procedures governing the conversion of Synthetic Biologics, Inc. from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Section 92A.120 of the Nevada Revised Statutes, as amended (the “NRS ”).

RECITALS

WHEREAS, Synthetic Biologics, Inc. is a corporation organized and existing under the laws of the State of Nevada (the “Converting Entity”);

WHEREAS, the Board of Directors of the Converting Entity has determined that it would be advisable and in the best interests of the Converting Entity and its stockholders for the Converting Entity to convert from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Sections 92A.120 and 92A.250 of the NRS;

WHEREAS, the form, terms and provisions of this Plan have been authorized, approved and adopted by the Board of Directors of the Converting Entity;

WHEREAS, the Board of Directors of the Converting Entity has submitted this Plan to the stockholders of the Converting Entity for approval; and

WHEREAS, this Plan has been authorized, approved and adopted by the holders of a majority of the voting power of the stockholders of the Converting Entity.

NOW, THEREFORE, the Converting Entity hereby adopts this Plan as follows:

PLAN OF CONVERSION

1.	Conversion; Effect of Conversion.
(a)	Upon the Effective Time (as defined in Section 3 below), the Converting Entity shall be converted from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Sections 92A.120 and 92A.250 of the NRS (the “Conversion”) and the Converting Entity, as converted to a Delaware corporation (the “Converted Entity”), shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of the Converted Entity shall be deemed to have commenced on the date the Converting Entity commenced its existence in the State of Nevada.
(b)	Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the Converted Entity shall, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Converting Entity existing immediately prior to the Effective Time. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Converting Entity existing immediately prior to the Effective Time, and all property, real, personal and mixed, and all debts due to the Converting Entity existing immediately prior to the Effective Time, as well as all other things and causes of action belonging to the Converting Entity existing immediately prior to the Effective Time, shall remain vested in the Converted Entity and shall be the property of the Converted Entity and the title to any real property vested by deed or otherwise in the Converting Entity existing immediately prior to the Effective Time shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the

Converting Entity existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time shall remain attached to the Converted Entity upon the Effective Time, and may be enforced against the Converted Entity to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Converted Entity in its capacity as a corporation of the State of Delaware. The rights, privileges, powers and interests in property of the Converting Entity existing immediately prior to the Effective Time, as well as the debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Converted Entity upon the Effective Time for any purpose of the laws of the State of Delaware.
(c)	The Conversion shall not be deemed to affect any obligations or liabilities of the Converting Entity incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.
(d)	Upon the Effective Time, the name of the Converted Entity shall remain unchanged and continue to be “Synthetic Biologics, Inc.”
(e)	The Converting Entity intends for the Conversion to constitute a tax-free reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended. This Plan is adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-1(c) and 1.368-2(g).
2.	Filings. As promptly as practicable following the adoption of this Plan by the Board of Directors and the stockholders of the Converting Entity, the Converting Entity shall cause the Conversion to be effective by:
(a)	executing and filing (or causing the execution and filing of) Articles of Conversion pursuant to Section 92A.205 of the NRS, substantially in the form of Exhibit A hereto (the “Nevada Articles of Conversion”), with the Secretary of State of the State of Nevada;
(b)	executing and filing (or causing the execution and filing of) a Certificate of Conversion pursuant to Sections 103 and 265 of the DGCL, substantially in the form of Exhibit B hereto (the “Delaware Certificate of Conversion”), with the Secretary of State of the State of Delaware; and
(c)	executing and filing (or causing the execution and filing of) a Certificate of Incorporation of the Converted Entity, substantially in the form of Exhibit C hereto (the “Delaware Certificate of Incorporation”), with the Secretary of State of the State of Delaware.
3.	Effective Time. The Conversion shall become effective upon the last to occur of the filing of the Nevada Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation (the time of the effectiveness of the Conversion, the “Effective Time”).
4.	Effect of Conversion.
(a)	Effect on Common Stock. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each share of Common Stock, $0.001 par value per share, of the Converting Entity (“Converting Entity Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Converted Entity (“Converted Entity Common Stock”).
(b)	Effect on Preferred Stock. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each share of Preferred Stock, $0.001 par value per share, of the Converting Entity (“Converting Entity Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time (if any) shall convert into one validly issued, fully paid and nonassessable share of Preferred Stock, $0.001 par value per share, of the Converted Entity Preferred Stock.

(c)	Effect on Outstanding Stock Options. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each option to acquire shares of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Entity Common Stock.
(d)	Effect on Outstanding Warrants or Other Rights. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each warrant or other right to acquire shares of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Converted Entity Common Stock.
(e)	Effect on Stock Certificates. All of the outstanding certificates representing shares of Converting Entity Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Converted Entity Common Stock.
(f)	Effect on Employee Benefit, Equity Incentive or Other Similar Plans. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each employee benefit plan, equity incentive plan or other similar plan to which the Converting Entity is a party shall continue to be a plan of the Converted Entity. To the extent that any such plan provides for the issuance of Converting Entity Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Converted Entity Common Stock.
(g)	Effect of Conversion on Directors and Officers. Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the members of the Board of Directors and the officers of the Converting Entity holding their respective offices in the Converting Entity existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board of Directors and officers, respectively, of the Converted Entity.
5.	Further Assurances. If, at any time after the Effective Time, the Converted Entity shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Converted Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time, or (b) to otherwise carry out the purposes of this Plan, the Converted Entity and its officers and directors (or their designees), are hereby authorized to solicit in the name of the Converted Entity any third-party consents or other documents required to be delivered by any third party, to execute and deliver, in the name and on behalf of the Converted Entity, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Converted Entity, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time and otherwise to carry out the purposes of this Plan.
6.	Delaware Bylaws. Upon the Effective Time, the bylaws of the Converted Entity shall be the Bylaws of Synthetic Biologics, Inc., substantially in the form of Exhibit D hereto.
7.	Delaware Indemnification Agreements. As promptly as practicable following the Effective Time, the Converted Entity shall enter into an Indemnification Agreement substantially in the form of Exhibit E hereto with each member of the Board of Directors of the Converted Entity and each executive officer of the Converted Entity.

8.	Copy of Plan of Conversion. After the Conversion, a copy of this Plan will be kept on file at the offices of the Converted Entity, and any stockholder of the Converted Entity (or former stockholder of the Converting Entity) may request a copy of this Plan at no charge at any time.
9.	Termination. At any time prior to the Effective Time, this Plan may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Converting Entity if, in the opinion of the Board of Directors of the Converting Entity, such action would be in the best interests of the Converting Entity and its stockholders. In the event of termination of this Plan, this Plan shall become void and of no further force or effect.
10.	Third-Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.
11.	Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned hereby causes this Plan to be duly executed as of the date hereof.

SYNTHETIC BIOLOGICS, INC.,
a Nevada corporation

By:	Name: Jeffrey Riley Title: Chief Executive Officer

APPENDIX C

STATE OF NEVADA ARTICLES OF CONVERSION

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion
(PURSUANT TO NRS 92A.205)

Articles of Conversion
(Pursuant to NRS 92A.205)

1.	Name and jurisdiction of organization of constituent entity and resulting entity:

Name of constituent entity: Synthetic Biologics, Inc. (Nevada)

Jurisdiction: Nevada

Entity type: Corporation

Name of resulting entity: Synthetic Biologics, Inc. (Delaware)

Jurisdiction: Delaware

Entity type: Corporation

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.
3.	Location of plan of conversion: (check one)
✓	The entire plan of conversion is attached to these articles.
☐	The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.
☐	The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.
4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Synthetic Biologics, Inc.
9605 Medical Center Drive, Suite 270
Rockville, MD 20850

5.	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)
Date:	Time:

C-1

6.	Signatures — must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Name of constituent entity: Synthetic Biologics, Inc. (Nevada)

Signature /s/ Jeffrey Riley	Title Chief Executive Officer	Date

C-2

APPENDIX D

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

FIRST:  The jurisdiction where the Non-Delaware Corporation is currently incorporated is Nevada.

SECOND:  The jurisdiction immediately prior to filing this Certificate is Nevada.

THIRD:  The Non-Delaware Corporation’s predecessor, Sheffield Pharmaceuticals, Inc., was incorporated in 1986, and in 2006 engaged in a reverse merger with Pipex Therapeutics, Inc., a publicly-traded Delaware corporation formed in 2001. After the merger, it changed its name to Pipex Pharmaceuticals, Inc., and in October 2008 changed its name to Adeona Pharmaceuticals, Inc. On October 15, 2009, the corporation engaged in a merger with a wholly owned subsidiary for the purpose of reincorporating in the State of Nevada. On February 15, 2012, the Non-Delaware Corporation changed its name to Synthetic Biologics, Inc.

FOURTH:  The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Synthetic Biologics, Inc.

FIFTH:  The name of the Corporation as set forth in the Certificate of Incorporation is Synthetic Biologics, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation has executed this Certificate on the      day of     , A.D. 2016.

SYNTHETIC BIOLOGICS, INC.,
a Nevada corporation

By:	Name: Jeffrey Riley Title: Chief Executive Officer

D-1

APPENDIX E

CERTIFICATE OF INCORPORATION

OF

SYNTHETIC BIOLOGICS, INC.

The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

I.

The name of this corporation is Synthetic Biologics, Inc.

II.

The registered office of the corporation in the State of Delaware shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Sixty Million (260,000,000) shares. Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

V.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

2. Board of Directors

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors

The Board of Directors or any individual director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation, entitled to vote at an election of directors; or (b) without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of the capital stock of the corporation entitled to vote generally at an election of directors.

4. Vacancies.  Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.

1. Bylaw Amendments.  The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (3) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the DGCL, the corporation’s Amended and Restated Certificate of Incorporation or the Bylaws of the corporation; or (4) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.

VIII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

IX.

The name and the mailing address of the Sole Incorporator is as follows:

Name	Mailing Address
[Your Name]	Cooley LLP __________________________________________ __________________________________________

In Witness Whereof, this Certificate has been subscribed this       day of           , 2016 by the undersigned who affirms that the statements made herein are true and correct.

_______________________________________________
[Your Name]
Sole Incorporator

APPENDIX F

BYLAWS

OF

SYNTHETIC BIOLOGICS, INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office.  The registered office of the corporation in the State of Delaware shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.

Section 2. Other Offices.  The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal.  The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place Of Meetings.  Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 5. Annual Meetings.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting.

(i) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) with respect to each nominee for election or re-election to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 5(e) of these Bylaws; and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 5(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14(a)-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(iv).

(iii) To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(i)) or to carry such proposal (with respect to a notice under Section 5(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of Sections 5 and 6, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,

(y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c) A stockholder providing written notice required by Section 5(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors of the Board of Directors of the corporation is increased and there is no public announcement of the appointment of a director, or, if no appointment was made, of the vacancy, made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii), a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(e) To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 5(a), such proposed nominee or a person on such proposed nominee’s behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5(b)(iii) or 5(d), as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(f) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 5(a), or in accordance with clause (iii) of Section 5(a). Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(g) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii) of these Bylaws.

(h) For purposes of Sections 5 and 6,

(i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and

(ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairman of the Board of Directors; (ii) the Chief Executive Officer; or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

(b) The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at such special meeting otherwise than specified in the notice of meeting.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(i). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(i) of these Bylaws shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(c) of these Bylaws.

Section 7. Notice Of Meetings.  Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum.  At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment And Notice Of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners Of Stock.  If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12. List Of Stockholders.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 13. Action Without Meeting.

No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or by electronic transmission.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number And Term Of Office.  The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16. Powers.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. Election of Directors.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Vacancies.  Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation.  Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, it shall be deemed effective at the time of delivery to the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 20. Removal.  The Board of Directors or any individual director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors; or (b) without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of the capital stock of the corporation entitled to vote generally at an election of directors.

Section 21. Meetings.

(a) Regular Meetings.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by a majority of the authorized number of Directors, the Chairman of the Board, or the Chief Executive Officer.

(c) Meetings by Electronic Communications Equipment.  Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings.  Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice.  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. Quorum And Voting.

(a) Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under these Bylaws for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24. Fees And Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. Committees.

(a) Executive Committee.  The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b) Other Committees.  The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term.  The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings.  Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. Lead Independent Director.  The Chairman of the Board of Directors, or if the Chairman is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director to serve until replaced by the Board of Directors (“Lead Independent Director”). The Lead Independent Director will: with the Chairman of the Board of Directors, establish the agenda for regular Board meetings and serve as chairman of Board of Directors meetings in the absence of the Chairman of the Board of Directors; establish the agenda for meetings of the independent directors; coordinate with the committee chairs regarding meeting agendas and informational requirements; preside over meetings of the independent directors; preside over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; preside over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; and perform such other duties as may be established or delegated by the Chairman of the Board of Directors.

Section 27. Chairman.  The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

Section 28. Organization.  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Lead Independent Director (if any), or if the Lead Independent Director is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary or other officer or director directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 29. Officers Designated.  The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 30. Tenure And Duties Of Officers.

(a) General.  All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chief Executive Officer.  The Chief Executive Officer shall preside at all meetings of the stockholders, unless the Chairman of the Board of Directors or the Lead Independent Director (if any) has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c) Duties of President.  The President shall preside at all meetings of the stockholders, unless the Chairman of the Board of Directors, the Lead Independent Director, or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(d) Duties of Vice Presidents.  The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e) Duties of Secretary.  The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Chief Financial Officer.  The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g) Duties of Treasurer.  Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 31. Delegation Of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 32. Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 33. Removal.  Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF
SECURITIES OWNED BY THE CORPORATION

Section 34. Execution Of Corporate Instruments.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 35. Voting Of Securities Owned By The Corporation.  All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 36. Form And Execution Of Certificates.  The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 37. Lost Certificates.  A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 38. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 39. Fixing Record Dates.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 40. Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 41. Execution Of Other Securities.  All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 36), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 42. Declaration Of Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 43. Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 44. Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 45. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a) Directors and Executive Officers.  The corporation shall indemnify its directors, executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) and officers to the extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b) Expenses.  The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this section, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(c) Enforcement.  Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this section to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

(d) Non-Exclusivity of Rights.  The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(e) Survival of Rights.  The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(f) Insurance.  To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

(g) Amendments.  Any repeal or modification of this section shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(h) Saving Clause.  If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.

(i) Certain Definitions.  For the purposes of this Bylaw, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

ARTICLE XII

NOTICES

Section 46. Notices.

(a) Notice To Stockholders.  Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by US mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b) Notice To Directors.  Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit Of Mailing.  An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice.  It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice To Person With Whom Communication Is Unlawful.  Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address.  Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 47.  Subject to the limitations set forth in Section 45(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least SIXTY-SIX AND TWO-THIRDS PERCENT (66- 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV

LOANS TO OFFICERS

Section 48. Loans To Officers.  Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XV

MISCELLANEOUS

Section 49. Forum.  Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the DGCL, the certificate of incorporation or the Bylaws of the corporation; or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine.

SYNTHETIC BIOLOGICS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
IN CONNECTION WITH THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT TIME) ON AUGUST 25, 2016

PROXY:  JEFFREY RILEY AND STEVEN SHALLCROSS, or either of them, are hereby appointed by the undersigned as attorneys and proxies with full power of substitution, to vote at the 2016 Annual Meeting of Stockholders of Synthetic Biologics, Inc. and at any adjournment(s) or postponement(s) of that meeting.

WITH RESPECT TO ANY MATTER THAT SHOULD PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS THAT IS NOT SPECIFIED HEREIN, THIS PROXY, WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER.
PLEASE SIGN AND DATE AND RETURN PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT TIME) ON AUGUST 25, 2016

THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 ARE AVAILABLE ON
THE INTERNET AT: WWW.SYNTHETICBIOLOGICS.COM.

VOTE BY INTERNET

It is fast, convenient, and your vote is immediately confirmed and posted.

A. THE BOARD OF DIRECTORS OF SYNTHETIC BIOLOGICS, INC.
RECOMMENDS THAT YOU VOTE
FOR ALL NOMINEES LISTED IN PROPOSAL 1,
FOR PROPOSALS 2, 3, 4, 6 and 7
FOR 3 YEARS ON PROPOSAL 5

PROPOSAL 1.  Election of the following director nominees to serve for the following year and until his successor is elected: Nominees are: Jeffrey J. Kraws, Jeffrey Riley, Scott L. Tarriff and Jeffrey Wolf.

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	WITHHELD FOR THE FOLLOWING ONLY: (WRITE THE NAME(S) OF THE NOMINEE(S) IN THE SPACE BELOW)
☐	☐

PROPOSAL 2.  Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 3.  Approval of an amendment to our 2010 Stock Option Plan to increase the number of shares of common stock that we will have authority to grant under the Plan from 8,000,000 to 14,000,000;

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 4.  Approval, on an advisory basis, of the compensation of our executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 5.  Recommend, on an advisory basis, the frequency of holding an advisory vote on executive compensation.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
☐	☐	☐	☐

PROPOSAL 6.  Approval of the reincorporation of the Company from the State of Nevada to the State of Delaware.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 7.  Approval of the adjournment of the Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 6.

FOR	AGAINST	ABSTAIN
☐	☐	☐

B. NON-VOTING ITEMS

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the 2016 Annual Meeting of Stockholders.	☐

C. AUTHORIZED SIGNATURES

This section must be completed for your vote to be counted. — Date and Sign Below

Dated:

Signature(s) of Stockholder(s):

Title:

Please mark, date and sign exactly as your name appears on this proxy card and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.